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                                                                    EXHIBIT 99.1


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                              AMENDED AND RESTATED

                                CREDIT AGREEMENT

                                  by and among

                               ATRIUM CORPORATION,

                             ATRIUM COMPANIES, INC.,

                            THE BANKS PARTIES HERETO


                                       and


                             BANKERS TRUST COMPANY,
                                    as AGENT


                       ----------------------------------


                           Dated as of March 27, 1998

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                                TABLE OF CONTENTS

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
SECTION 1.  AMOUNT AND TERMS OF CREDIT......................................................................2
   1.01     The Commitments.................................................................................2
   1.02     Minimum Amount of Each Borrowing................................................................3
   1.03     Notice of Borrowing.............................................................................3
   1.04     Disbursement of Funds...........................................................................4
   1.05     Notes...........................................................................................4
   1.06     Conversions.....................................................................................5
   1.07     Pro Rata Borrowings.............................................................................6
   1.08     Interest........................................................................................6
   1.09     Interest Periods................................................................................7
   1.10     Increased Costs; Illegality; etc................................................................8
   1.11     Compensation...................................................................................10
   1.12     Change of Lending Office.......................................................................10
   1.13     Replacement of Banks...........................................................................10

SECTION 2.  LETTERS OF CREDIT..............................................................................12
   2.01     Letters of Credit..............................................................................12
   2.02     Letter of Credit Requests......................................................................13
   2.03     Letter of Credit Participations................................................................14
   2.04     Agreement to Repay Letter of Credit Drawings...................................................16
   2.05     Increased Costs................................................................................16

SECTION 3.  COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT..........................................17
   3.01     Fees...........................................................................................17
   3.02     Voluntary Termination of Unutilized Commitments................................................18
   3.03     Mandatory Reduction of Commitments.............................................................19

SECTION 4.  PREPAYMENTS; PAYMENTS; TAXES...................................................................20
   4.01     Voluntary Prepayments..........................................................................20
   4.02     Mandatory Repayments...........................................................................21
   4.03     Method and Place of Payment....................................................................26
   4.04     Net Payments...................................................................................27

SECTION 5.  CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT AND FUNDING OF TERM
   LOAN....................................................................................................28
   5.01     Execution of Agreement; Term Notes.............................................................29
   5.02     Existing Security Documents....................................................................29

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
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
   5.03     Fees; etc......................................................................................29
   5.04     Opinions of Counsel............................................................................29
   5.05     Corporate Documents; Proceedings; etc..........................................................29
   5.06     Shareholders' Agreements; Management Agreements; Collective Bargaining
            Agreements; Existing Debt Agreements; Tax Sharing Agreements...................................30
   5.07     Capital Contributions; Stock Repurchase; etc...................................................30
   5.08     Refinancing of Existing Credit Agreement.......................................................31
   5.09     Acquisition....................................................................................32
   5.10     Prepayment of Indebtedness and Release of Liens................................................32
   5.11     Environmental Indemnity Agreement..............................................................33
   5.12     Pledge Agreement...............................................................................33
   5.13     Security Agreement.............................................................................33
   5.14     Subsidiary Guaranty............................................................................34
   5.15     Mortgages; Title Insurance; Surveys; Etc.......................................................34
   5.16     Consent Letter.................................................................................35
   5.17     Adverse Change; Etc............................................................................35
   5.18     Litigation.....................................................................................35
   5.19     Solvency Certificate; Environmental Analyses; Insurance........................................35
   5.20     Pro Forma Balance Sheet........................................................................36
   5.21     Officer's Certificate..........................................................................36

SECTION 6.  CONDITIONS PRECEDENT TO ALL CREDIT EVENTS......................................................36
   6.01     No Default; Representations and Warranties.....................................................37
   6.02     Notice of Borrowing; Letter of Credit Request..................................................37

SECTION 7.  REPRESENTATIONS, WARRANTIES AND AGREEMENTS.....................................................37
   7.01     Corporate Status...............................................................................37
   7.02     Corporate Power and Authority..................................................................38
   7.03     No Violation...................................................................................38
   7.04     Governmental Approvals.........................................................................38
   7.05     Financial Statements; Financial Condition; Undisclosed Liabilities; Projections;
            Etc............................................................................................38
   7.06     Litigation.....................................................................................39
   7.07     True and Complete Disclosure...................................................................40
   7.08     Use of Proceeds; Margin Regulations............................................................40
   7.09     Tax Returns and Payments.......................................................................40
   7.10     Compliance with ERISA..........................................................................41
   7.11     Security Documents.............................................................................42
   7.12     Representations and Warranties in Documents....................................................42
   7.13     Properties.....................................................................................43
   7.14     Capitalization.................................................................................43


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
   7.15     Subsidiaries...................................................................................43
   7.16     Compliance with Statutes; Etc..................................................................44
   7.17     Investment Company Act.........................................................................44
   7.18     Public Utility Holding Company Act.............................................................44
   7.19     Labor Relations................................................................................44
   7.20     Patents, Licenses, Franchises and Formulas.....................................................44
   7.21     Indebtedness...................................................................................45
   7.22     Recapitalization...............................................................................45
   7.23     Acquisition....................................................................................45
   7.24     Special Purpose Corporation....................................................................45
   7.25     Subordination..................................................................................46

SECTION 8.  AFFIRMATIVE COVENANTS..........................................................................46
   8.01     Information Covenants..........................................................................46
   8.02     Books, Records and Inspections.................................................................47
   8.03     Maintenance of Property; Insurance.............................................................48
   8.04     Corporate Franchises...........................................................................49
   8.05     Compliance with Statutes; Etc..................................................................49
   8.06     ERISA..........................................................................................49
   8.07     End of Fiscal Years; Fiscal Quarters...........................................................50
   8.08     Performance of Obligations.....................................................................50
   8.09     Payment of Taxes...............................................................................50
   8.10     Additional Security; Further Assurances; Surveys...............................................50
   8.11     Ownership of Subsidiaries......................................................................52
   8.12     Maintenance of Corporate Separateness..........................................................52
   8.13     Repayment of SBA Loan..........................................................................52
   8.14     Dissolution of Masterview California...........................................................52

SECTION 9.  NEGATIVE COVENANTS.............................................................................52
   9.01     Liens..........................................................................................52
   9.02     Consolidation; Merger; Purchase or Sale of Assets; etc.........................................55
   9.03     Dividends......................................................................................57
   9.04     Indebtedness...................................................................................58
   9.05     Advances, Investments and Loans................................................................59
   9.06     Transactions with Affiliates...................................................................61
   9.07     Capital Expenditures...........................................................................61
   9.08     Minimum Consolidated Interest Coverage Ratio...................................................62
   9.09     Minimum Consolidated EBITDA....................................................................63
   9.10     Limitation on Modifications of Indebtedness and Payments of Indebtedness;
            Modifications of Certificate of Incorporation, By-Laws and Certain Other
            Agreements; etc................................................................................64

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   9.11     Limitation on Certain Restrictions on Subsidiaries.............................................65
   9.12     Limitation on Issuance of Capital Stock........................................................65
   9.13     Changes in Business............................................................................65
   9.14     Limitation on Creation of Subsidiaries.........................................................66

SECTION 10. EVENTS OF DEFAULT..............................................................................66
   10.01    Payments.......................................................................................66
   10.02    Representations, Etc...........................................................................66
   10.03    Covenants......................................................................................66
   10.04    Default Under Other Agreements.................................................................66
   10.05    Bankruptcy, Etc................................................................................67
   10.06    ERISA..........................................................................................67
   10.07    Security Documents.............................................................................68
   10.08    Guaranty.......................................................................................68
   10.09    Judgments......................................................................................68
   10.10    Change of Control..............................................................................68
   10.11    Environmental Matters..........................................................................68

SECTION 11. DEFINITIONS AND ACCOUNTING TERMS...............................................................69
   11.01    Defined Terms..................................................................................69

SECTION 12. THE AGENT......................................................................................92
   12.01    Appointment....................................................................................92
   12.02    Nature of Duties...............................................................................92
   12.03    Lack of Reliance on the Agent..................................................................93
   12.04    Certain Rights of the Agent....................................................................93
   12.05    Reliance.......................................................................................93
   12.06    Indemnification................................................................................93
   12.07    The Agent in its Individual Capacity...........................................................94
   12.08    Holders........................................................................................94
   12.09    Resignation by the Agent.......................................................................94

SECTION 13. MISCELLANEOUS..................................................................................95
   13.01    Payment of Expenses, etc.......................................................................95
   13.02    Right of Setoff; Collateral Matters............................................................96
   13.03    Notices........................................................................................96
   13.04    Benefit of Agreement...........................................................................96
   13.05    No Waiver; Remedies Cumulative.................................................................98
   13.06    Payments Pro Rata..............................................................................98
   13.07    Calculations; Computations.....................................................................99

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
   13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
            WAIVER OF JURY TRIAL...........................................................................99
   13.09    Counterparts..................................................................................100
   13.10    Intentionally Omitted.........................................................................100
   13.11    Headings Descriptive..........................................................................100
   13.12    Amendment or Waiver; etc......................................................................100
   13.13    Survival......................................................................................102
   13.14    Domicile of Loans.............................................................................102
   13.15    Limitation on Additional Amounts; etc.........................................................102
   13.16    Confidentiality...............................................................................103
   13.17    Registry......................................................................................103

SECTION 14. HOLDINGS GUARANTY.............................................................................104
   14.01    The Holdings Guaranty.........................................................................104
   14.02    Bankruptcy....................................................................................104
   14.03    Nature of Liability...........................................................................104
   14.04    Independent Obligation........................................................................105
   14.05    Authorization.................................................................................105
   14.06    Reliance......................................................................................106
   14.07    Subordination.................................................................................106
   14.08    Waiver........................................................................................106
   14.09    Nature of Liability...........................................................................107


                         INDEX OF SCHEDULES AND EXHIBITS

 SCHEDULE I      Commitments
 SCHEDULE II     Bank Addresses
*SCHEDULE III    Real Property
*SCHEDULE IV     Subsidiaries
*SCHEDULE V      Existing Indebtedness
*SCHEDULE VI     Insurance
*SCHEDULE VII    Existing Liens

*EXHIBIT A       Form of Notice of Borrowing
*EXHIBIT B-1     Form of Term Note
*EXHIBIT B-2     Form of Revolving Note
*EXHIBIT C       Form of Letter of Credit Request
*EXHIBIT D       Form of Section 4.04(b)(iii) Certificate
*EXHIBIT E       Form of Opinion of Vinson & Elkins,
                 Counsel to the Credit Parties

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*EXHIBIT F                 Form of Officers' Certificate
*EXHIBIT G                 Form of Environmental Indemnity
*EXHIBIT H                 Form of Pledge Agreement
*EXHIBIT I                 Form of Security Agreement
*EXHIBIT J                 Form of Subsidiary Guaranty
*EXHIBIT K                 Form of Consent Letter
*EXHIBIT L                 Form of Solvency Certificate
*EXHIBIT M                 Form of Intercompany Note
*EXHIBIT N                 Form of Assignment and Assumption Agreement
*EXHIBIT O                 Existing Letters of Credit












* The above schedules and exhibits have been omitted. The Company will provide them to the Securities and Exchange Commission supplementally upon request.

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT


                  THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 27, 1998, is by and among ATRIUM CORPORATION, a Delaware corporation ("Holdings"), ATRIUM COMPANIES, INC., a Delaware corporation (f/k/a FCI Holding Corp. and survivor by merger of Fojtasek Companies, Inc.) (the "Borrower"), the Banks party hereto from time to time and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).


                              W I T N E S S E T H :


                  WHEREAS, the Borrower, the Agent and certain financial institutions (the "Existing Banks") have entered into that certain Credit Agreement dated as of November 27, 1996 (the "Existing Atrium Credit Agreement") whereunder the Existing Banks agreed to provide a revolving credit facility (including a letter of credit subfacility) to the Borrower in an aggregate amount not to exceed $20,000,000 at any time outstanding;

                  WHEREAS, the proceeds of the revolving credit facility were used by the Borrower for ongoing working capital and general corporate purposes, including, without limitation, to pay fees, costs and expenses incurred in connection with the transactions contemplated by the Existing Atrium Credit Agreement;

                  WHEREAS, the Borrower has requested the Banks to make a Term Loan to Borrower in the aggregate principal amount of $17,500,000, subject to certain restrictions set forth herein, the proceeds of which Term Loan will be used by the Borrower on the Restatement Date to finance the Acquisition and to pay fees and expenses incurred in connection with the Acquisition pursuant to the terms and conditions set forth herein;

                  WHEREAS, the Existing Banks are willing to continue to make loans and to continue to extend commitments to make revolving credit loans, and to make the Term Loan to the Borrower, in each case for the respective purposes specified above and only on the terms and subject to the conditions set forth herein;

                  WHEREAS, the Borrower and the Existing Banks now desire to amend and restate the Existing Atrium Credit Agreement to, among other things, set forth the terms and conditions under which the Banks will make the Term Loan to the Borrower and to restate the Existing Atrium Credit Agreement to reflect the amendments thereto; and

                  WHEREAS, this Agreement shall become effective upon the date (the "Restatement Date") on which (i) this Agreement has been duly executed by Holdings, the Borrower, the Agent and the Existing Banks and (ii) the Borrower has satisfied all of the conditions precedent more particularly set forth in
Section 5 (but in the event such conditions have not been satisfied or waived on or before April 30, 1998, this Agreement shall be of no force and effect and the Existing Atrium Credit Agreement shall continue in full force and effect);

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                  SECTION 1.   AMOUNT AND TERMS OF CREDIT.

                  1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees to continue to make, at any time and from time to time on and after the Restatement Date and prior to the Revolving Loan Maturity Date, a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or Eurodollar Loans, provided that
(A) except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (B) during the period from the Restatement Date to September 30, 1998 (the "Syndication Period"), no Revolving Loans shall be maintained as Eurodollar Loans with an Interest Period greater than one month, and (C) from the date on which the Agent gives notice to the Borrower of a proposed syndication (which notice may only be delivered during the Syndication Period) until the earlier of
(1) the 60th day after the giving of such notice and (2) the Syndication Date, no Revolving Loans maintained as Eurodollar Loans may be incurred, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (x) such Bank's Adjusted Percentage and (y) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time then outstanding, equals the Total Revolving Loan Commitment at such time. The Borrower and the Banks acknowledge the making of the Revolving Loans which are outstanding on the Restatement Date in accordance with the terms of the Existing Atrium Credit Agreement and agree that such Revolving Loans shall continue to be outstanding pursuant to the terms and conditions of, and shall be Revolving Loans under, this Agreement and the other Loan Documents.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank with a Term Loan Commitment severally agrees to make, on the Restatement Date, a term loan (each a "Term Loan" and, collectively, the "Term Loans") to the Borrower, which Term Loans:

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                  (i) shall be made and initially maintained as a single
         Borrowing of Base Rate Loans (subject to the option to convert such Base Rate Loans pursuant to Section 1.06); and

                 (ii) shall be made by each Bank in that initial aggregate principal amount as is equal to the Term Loan Commitment of such Bank on the Restatement Date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(c)(i) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(c)(ii)).

Once repaid, Term Loans incurred hereunder may not be reborrowed.

                  1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans (i) that are Eurodollar Loans shall not be less than $200,000 and, if greater, shall be in an integral multiple of $50,000 and (ii) that are Base Rate Loans shall not be less than $200,000 and, if greater, shall be in an integral multiple of $50,000. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever the Borrower desires to make a Borrowing hereunder, it shall give the Agent at its Notice Office on the date that a Base Rate Loan is to be made prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A attached hereto, appropriately completed to specify the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing of Loans, the Agent may act without liability upon the basis of telephonic notice of such Borrowing, believed by the Agent in good faith to be from an Authorized Officer prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's record of the terms of such telephonic notice of such Borrowing of Loans.

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                  1.04 Disbursement of Funds. Except as otherwise specifically provided in the immediately succeeding sentence, no later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Agent, and the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks (prior to 3:00 P.M. on such day, to the extent of funds actually received by the Agent prior to 2:00 P.M. on such day). Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent shall also be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to
Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1 with blanks appropriately completed in conformity herewith (each, a "Term Note" and, collectively, the "Term Notes"), and (ii) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2 attached hereto, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes").

                  (b) The Revolving Note issued to each Bank that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Initial Borrowing Date, (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The Term Note issued to each Bank that has a Term Loan Commitment or outstanding Term Loan shall (i) be executed by the Borrower, (ii) be payable to the order of such Bank and its registered assigns and be dated the Restatement Date, (iii) be in a stated principal amount equal to the Term Loan made by such Bank on the Restatement Date and be payable in the principal amount of Term Loans evidenced thereby, (iv) mature on the Term Loan Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to mandatory repayment as provided in Section 4.02 and
(vii) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation or endorsement shall not affect the Borrower's obligations in respect of such Loans.

                  1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring on or after the Restatement Date, all or a portion equal to at least (x) in the case of a conversion of Term Loans, $500,000 (and, if greater, in an integral multiple of $100,000) and (y) in the case of a conversion of Revolving Loans,$200,000 (and, if greater, in an integral multiple of $50,000), of the outstanding principal amount of Loans made pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (A) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than (x) in the case of Term Loans, $500,000 and (y) in the case of Revolving Loans, $200,000, (B) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (C) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02, (D) during the Syndication Period, no Loans may be converted into Eurodollar Loans with an Interest Period greater than one month, and (E) from the date on which the Agent gives notice to the Borrower of a proposed syndication (which notice may only be delivered during the Syndication Period) until the earlier of (1) the 60th day after the giving of such notice and (2) the Syndication Date, no Loans may be converted into or continued as Eurodollar Loans. Each such conversion shall be effected by the Borrower by giving the Agent at its Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion.

                  1.07 Pro Rata Borrowings. All Borrowings of Term Loans and Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Term Loan

Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Loans hereunder.

                  1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (i) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche of Loans (or, with respect to any other overdue amount, the rate otherwise applicable to Base Rate Loans that are Revolving Loans) from time to time and (ii) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Revolving Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an

Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, or, if available to each Bank, a nine or twelve-month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans; and

                  (vii) no Interest Period in respect of any Borrowing of Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of Term Loans will be required to be made under
         Section 4.02(b) if the aggregate principal amount of such Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of Term Loans then outstanding less the aggregate amount of such required prepayment.

                           If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs; Illegality; etc. (a) In the event that any Bank shall have determined (which determination shall, with respect to clause (i) below, may be made only by the Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Closing Date, in the case of Revolving Loans, and since the Restatement Date, in the case of Term Loans, affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Closing Date, in the case of Revolving Loans, and since the Restatement Date, in the case of Term Loans, in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, including, but not limited to:
         (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate, and/or (y) other circumstances since the Closing Date, in the case of Revolving Loans, and since the Restatement Date, in the case of Term Loans, affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date, in the case of Revolving Loans, and since the Restatement Date, in the case of Term Loans, which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion), shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, within 30 days after written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing the basis for the calculation thereof and certifying that it is generally charging such costs to other similarly situated borrowers under similar credit facilities, submitted to the Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Agent and each Bank agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Bank, the Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Bank, the obligations of such Bank to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent given immediately or, if permitted under applicable law, given at such later date as permitted thereby, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the Closing Date, in the case of Revolving Loans and Letters of Credit, and after the Restatement Date, in the case of Term Loans, any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's reasonable good faith determination of compensation owing under this
Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts and certifying that it is generally charging such additional amounts to other similarly situated borrowers under similar credit facilities.

                  1.11 Compensation. The Borrower shall, subject to the provisions of Section 13.15 (to the extent applicable), compensate each Bank, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.02 or a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (A) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (B) any election made pursuant to Section 1.10(b).

                  1.12 Change of Lending Office. Each Bank agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.05 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.05 and 4.04.

                  1.13 Replacement of Banks. (i) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, (ii) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.05 or
Section 4.04 with respect to any Bank which results in such Bank charging to the

Borrower increased costs in excess of those being generally charged by the other Banks or (iii) as provided in Section 13.12(b) in the case of certain refusals by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default would exist after giving effect to the respective replacement, to either replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be reasonably acceptable to the Agent or, at the option of the Borrower, to replace only (a) the Revolving Loan Commitment (and outstandings pursuant thereto) of the Replaced Bank with an identical Revolving Loan Commitment provided by the Replacement Bank or (b) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Bank is required with respect to less than all Tranches of its Loans or Commitments, the Commitments and/or outstanding Term Loans of such Bank in respect of each Tranche where the consent of such Bank would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Bank; provided, however, that:

                  (A) at the time of any replacement pursuant to this Section 1.13, the Replaced Bank and the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans (or, in the case of the replacement of only (a) the Revolving Loan Commitment, the Revolving Loan Commitment and outstanding Revolving Loans and participations in Letter of Credit Outstandings or (b) the outstanding Term Loans, the outstanding Term Loans) of, and in each case (except for the replacement of only the outstanding Term Loan of the respective
         Bank) participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (1) the Replaced Bank in respect thereof an amount equal to the sum of (x) an amount equal to the principal of, and all accrued interest on, all outstanding Loans (or, in the case of the replacement of only (I) the Revolving Loan Commitment, the outstanding Revolving Loans or (II) the Term Loans, the outstanding Term Loans) of the Replaced Bank, (y) in the case of any replacement which includes the Revolving Loan Commitment of such Replaced Bank, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (z) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank (but only with respect to the relevant Tranche, in the case of the replacement of less than all Tranches of Loans then held by the respective Replaced Bank) pursuant to Section 3.01 and (2) pursuant to Section 3.01 and (y) in the case of any replacement which includes the Revolving Loan Commitment of a Replaced Bank, BTCo an amount equal to such Replaced Bank's Adjusted Percentage (for this purpose, determined as if the adjustment described in clause (y) of the immediately succeeding sentence had been made with respect to such Re placed Bank) of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank; and

                  (B) all obligations of the Borrower owing to the Replaced Bank (other than those (1) specifically described in clause (A) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (2) relating to any Tranche of Loans and/or Commitments of the respective Replaced Bank which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (A) and (B) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the Borrower, (x) the Replacement Bank shall become a Bank hereunder and, unless the Replaced Bank continues to have outstanding Term Loans or a Commitment hereunder, the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive (subject to Section 13.15) as to such Replaced Bank and (y) in the case of a replacement of a Defaulting Bank with a Non-Defaulting Bank, the Adjusted Percentages of the Banks shall be automatically adjusted at such time to give effect to such replacement (and to give effect to the replacement of a Defaulting Bank with one or more Non-Defaulting Banks). Any replacement of a Bank pursuant to this Section 1.13 shall not be deemed to be a waiver of any rights which the Borrower, the Agent or any other Bank shall have against the replaced Bank relating to events or occurrences occurring prior to the effective date of such assignment.

                  SECTION 2.   LETTERS OF CREDIT.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions herein set forth, the Borrower may request that any Issuing Bank issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, (i) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable sight standby letter of credit denominated in Dollars, in a form customarily used by the Issuing Bank or in such other form as has been approved by the Issuing Bank (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (ii) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable sight documentary letter of credit denominated in Dollars in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such documentary letter of credit, a "Trade Letter of Credit", and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. The Borrower, each Issuing Bank and the Banks acknowledge the issuance of the Letters of Credit set forth on Exhibit O hereto which are outstanding on the Restatement Date in accordance with the terms of the Existing Atrium Credit Agreement and agree that such Letters of Credit shall continue to be outstanding pursuant to the terms and conditions of, and shall be Letters of Credit under, this Agreement and the other Credit Documents.

                  (b) Each Issuing Bank may agree, in its sole discretion, and BTCo hereby agrees that, in the event a requested Letter of Credit is not issued by one of the other Issuing Banks, it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower one or more Letters of Credit (i) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as is permitted to remain outstanding without giving rise to a Default or an Event of Default hereunder and (ii) in the case of Trade Letters of Credit, in support of sellers of goods as referenced in Section 2.01(a), provided that the respective Issuing Bank shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (A) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated including, without limitation by reimbursement from the Borrower) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the date hereof and which such Issuing Bank in good faith deems material to it; or

                  (B) such Issuing Bank shall have received notice from any Bank prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.02(b).

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (A) $5,000,000 or (B) when added to the aggregate principal amount of all Revolving Loans made by Non-Defaulting Banks and then outstanding, an amount equal to the Adjusted Total Revolving Loan Commitment at such time, and
(ii) each Letter of Credit shall by its terms terminate on or before the earlier of (A) (1) in the case of Standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendable for successive periods of up to 12 months each, but not beyond one Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Bank thereof) and (2) in the case of Trade Letters of Credit, the date which occurs 180 days after the date of issuance thereof, or
(B) the Revolving Loan Maturity Date.

                  2.02 Letter of Credit Requests. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least two Business Days' (or such shorter period as is acceptable to the respective Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C attached hereto (each a "Letter of Credit Request").

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless the respective Issuing Bank has received notice from any Bank before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then such Issuing Bank shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any Letter of Credit, such Issuing Bank shall promptly notify each Bank participating therein of such issuance or amendment and such notice shall be accompanied by a copy of the issued Letter of Credit or amendment, as the case may be.

                  2.03 Letter of Credit Participations. (a) Immediately upon the issuance by any Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank with a Revolving Loan Commitment, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.03, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Adjusted Percentage in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or Adjusted Percentages of the Banks pursuant to Section 1.13 or 13.04 or as a result of a Bank Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.03 to reflect the new Adjusted Percentages of the assignor and assignee Bank or of all Banks with Revolving Loan Commitments, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, such Issuing Bank shall have no obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by such Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower or any Bank.

                  (c) In the event that any Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.04(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's Adjusted Percentage of such unreimbursed payment in Dollars and in same day funds. If the Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Bank in Dollars such Participant's Adjusted Percent age of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Adjusted Percentage of the amount of such payment available to such Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate. The failure of any Participant to make available to such Issuing Bank its Adjusted Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its Adjusted Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's Adjusted Percentage of any such payment.

                  (d) Whenever any Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its Adjusted Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v) the occurrence of any Default or Event of Default.

                  2.04 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Bank, by making payment to the Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by such Issuing Bank (each such amount, so paid until reimbursed, an "Unpaid Drawing"), no later than three Business Days after the date of such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 1:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, that to the extent such amounts are not reimbursed prior to 1:00 P.M. (New York time) on the fifth Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Bank shall give the Borrower prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

                  (b) The obligations of the Borrower under this Section 2.04 to reimburse the respective Issuing Bank with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Issuing Bank's only obligation to the Borrower being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Issuing Bank any resulting liability to the Borrower.

                  2.05 Increased Costs. If at any time after the Closing Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally acceptable accounting principles, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant, or any franchise tax based on the net income or profits of such Bank or Participant, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), but without duplication of any amounts payable in respect of Taxes pursuant to Section 4.04(a), then, upon demand to the Borrower by such Issuing Bank or any Participant (a copy of which demand shall be sent by such Issuing Bank or such Participant to the Agent) and subject to the provisions of Section 13.15 (to the extent applicable), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Bank for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Bank or any Participant, upon determining that any additional amounts will be payable pursuant to this Section 2.05, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.05 shall, if delivered in good faith and absent manifest error, be final and conclusive and binding on the Borrower.

                  SECTION 3. COMMITMENT COMMISSION; FEES; REDUCTIONS OF COMMITMENT.

                  3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but not including the date the Revolving Loan Commitments have been terminated, computed at the rate of 1/2 of 1% per annum on the daily average Aggregate Unutilized Commitments of such Bank. Accrued Commitment Commissions shall be due and payable quarterly in arrears on each Quarterly Payment Date and the date upon which the Revolving Loan Commitments are terminated.

                  (b) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based on their respective Adjusted Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the difference between (i) the Applicable Margin for Revolving Loans which are maintained as Eurodollar Loans as in effect from time to time and (ii) 1/4 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (c) The Borrower agrees to pay to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued for its account hereunder (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, computed at a rate equal to 1/4 of 1% per annum of the daily Stated Amount of such Letter of Credit; provided, however, that in no event shall the annual Facing Fee with respect to each Letter of Credit be less than $500, it being agreed that, on the date of issuance of any Letter of Credit and on each anniversary thereof prior to the date of termination of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding 12-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof prior to the termination of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the date upon which the Total Revolving Loan Commitment has been terminated and such Letter of Credit has been terminated in accordance with its terms.

                  (d) The Borrower shall pay to the Issuing Bank, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and out-of-pocket expenses which the respective Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

                  (e) The Borrower shall pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

                  3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate (i) if prior to the Initial Borrowing Date, the Total Revolving Loan Commitment (and the Revolving Loan Commitments of each Bank), in whole, or (ii) if after the Initial Borrowing Date the

Total Unutilized Revolving Loan Commitment, in whole or in part, in integral multiples of $200,000 in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that (A) each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank and (B) the reduction to the Total Unutilized Revolving Loan Commitment shall in no case be in an amount which would cause the Revolving Loan Commitment of any Bank to be reduced (as required by preceding clause (A)) by an amount which exceeds the Unutilized Revolving Loan Commitment of such Bank as in effect immediately before giving effect to such reduction.

                  (b) In the event of certain refusals by a Bank as provided in
Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate all of the Revolving Loan Commitment of such Bank so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank (other than amounts owing in respect of any Tranche of Loans maintained by such Bank, if such Tranche of Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, unless the respective Bank continues to have outstanding Loans and/or Commitments hereunder, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06), which shall survive (subject to Section 13.15) as to such repaid Bank.

                  3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on December 31, 1996 unless the Initial Borrowing Date shall have occurred on or prior to such date.

                  (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Term Loan Commitment (and the Term Loan Commitment of each Bank) shall terminate in its entirety on the Restatement Date (after giving effect to the making of the Term Loans on such date).

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Restatement Date upon which a mandatory prepayment of Term Loans pursuant to Section 4.02(c), (d),
(e), (g) or (j) (as a result of the application of the other requirements of Section 4.02) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then out standing, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount required to be applied pursuant to said Section (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                  (e) Each reduction to the Total Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 (or pursuant to
Section 4.02) shall be applied proportionately to reduce the Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  SECTION 4.  PREPAYMENTS; PAYMENTS; TAXES.

                  4.01 Voluntary Prepayments. The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at its Notice Office
(A) on the date that a prepayment of Base Rate Loans is to be made prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans and (B) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether Term Loans or Revolving Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (1) in the case of Term Loans, $500,000, and
(2) in the case of Revolving Loans, $200,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect;
(iii) prepayments of Eurodollar Loans made pursuant to this Section 4.01 on any day other than the last day of an Interest Period applicable thereto shall be accompanied by the amounts required under Section 1.11; (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall, except as set forth in clause (v) and (vi) below, be applied pro rata among the Banks which made such Loans; (v) in the event of certain refusals by a Bank as provided in Section 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks, the Borrower may, upon five Business Days' written notice to the Agent at its Notice Office (which notice the Agent shall promptly transmit to each of the Banks) repay all Loans, together with accrued and unpaid interest, Fees, and other amounts owing to such Bank (or owing to such Bank with respect to each Tranche which gave rise to the need to obtain such Bank's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of Revolving Loans of any Bank pursuant to this clause (v) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this clause (v) have been obtained; and (vi) each voluntary prepayment of Term Loans pursuant to this
Section 4.01 (except pursuant
to preceding clause (v)) shall be applied to the Term Loans on a pro rata basis (based upon the then outstanding principal amount of Term Loans); provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01, such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank. Each prepayment of principal of Term Loans pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the Term Loans pro rata based upon the then remaining amounts of Scheduled Repayments of the Term Loans after giving effect to all prior reductions thereto; provided further, that repayments of Term Loans pursuant to clause (v) of this Section 4.01 shall only apply to reduce the then remaining Scheduled Repayments to the extent the Term Loans so repaid are not replaced pursuant to Section 13.12(b).

                  4.02 Mandatory Repayments. (a) (i) On any day on which the sum of the aggregate outstanding principal amount of the Revolving Loans made by Non-Defaulting Banks and the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall prepay Revolving Loans of Non-Defaulting Banks in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans of Non-Defaulting Banks, the aggregate amount of the Letter of Credit Outstandings exceeds the Adjusted Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such date an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower to Non-Defaulting Banks hereunder in a cash collateral account to be established by the Agent.

                  (ii) On any day on which the aggregate outstanding principal amount of the Revolving Loans made by any Defaulting Bank exceeds the Revolving Loan Commitment of such Defaulting Bank, the Borrower shall prepay principal of Revolving Loans of such Defaulting Bank in an amount equal to such excess.

                  (b) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date set forth below, the Borrower shall be required to repay that principal amount of Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(h) and (i), a "Scheduled Repayment," and each such date, a "Scheduled Repayment Date"):


        Scheduled Repayment Date                          Amount
        ------------------------                          ------

         The Last Business Day
           of June, 1998                                 $400,000
         The Last Business Day
           of September, 1998                            $400,000
         The Last Business Day
           of December, 1998                             $400,000



         The Last Business Day
           of March, 1999                                $550,000
         The Last Business Day
           of June, 1999                                 $550,000
         The Last Business Day
           of September, 1999                            $550,000
         The Last Business Day
           of December, 1999                             $550,000

         The Last Business Day
           of March, 2000                                $750,000
         The Last Business Day
           of June, 2000                                 $750,000
         The Last Business Day
           of September, 2000                            $750,000
         The Last Business Day
           of December, 2000                             $750,000


         The Last Business Day
           of March, 2001                                $800,000
         The Last Business Day
           of June, 2001                                 $800,000
         The Last Business Day
           of September, 2001                            $800,000
         The Last Business Day
           of December, 2001                             $800,000

         The Last Business Day
           of March, 2002                                $850,000
         The Last Business Day
           of June, 2002                                 $850,000
         The Last Business Day
           of September, 2002                            $850,000
         The Last Business Day
           of December, 2002                             $850,000

         The Last Business Day
           of March, 2003                                $900,000
         The Last Business Day
           of June, 2003                                 $900,000
         The Last Business Day
           of September, 2003                            $900,000

         The Last Business Day
           of December, 2003                             $900,000

         Term Loan Maturity Date                         $900,000

; provided that in the event the aggregate principal amount of Term Loans incurred at the time that the Total Term Loan Commitment is terminated in accordance with Section 3.03(c) is less than $17,500,000, an amount equal to such deficiency shall be applied to reduce the Scheduled Repayments pro rata based on the then remaining principal amount of each such Scheduled Repayment.

                  (c) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date after the Restatement Date upon which Holdings or any of its Subsidiaries receives any proceeds from any sale or issuance of its equity or Holdings receives any amount as a capital contribution (other than (i) proceeds received from the issuance of Holdings Common Stock on or prior to the Restatement Date, (ii) proceeds received as a result of any issuance after the Restatement Date of Holdings Common Stock to directors, executives, officers, members of management, employees or consultants of Holdings, the Borrower or any of their Subsidiaries pursuant to, and as described in, Section 9.03(v), to the extent that the aggregate proceeds (after deduction of amounts used to purchase Holdings Common Stock in the case of issuance of the type described in Section 9.03(v)) excluded pursuant to this clause (ii) do not exceed $1,000,000, and (iii) so long as no Default or Event of Default then exists, (A) 100% of the proceeds received after the Restatement Date of Holdings Common Stock and capital contributions in an aggregate amount not exceeding $5,000,000 (the "Initial Equity Basket Amount") and (B) 50% of the proceeds received after the Restatement Date of Holdings Common Stock and capital contributions in excess of the Initial Equity Basket Amount) an amount equal to 100% of the cash proceeds of the respective sale or issuance or capital contribution (net of underwriting discounts and commissions and other direct costs associated therewith, including, without limitation, legal fees and expenses) shall be applied as a mandatory repayment of principal of outstanding Term Loans, all in accordance with the requirements of Sections 4.02(h) and (i).

                  (d) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date after the Restatement Date upon which Holdings or any of its Subsidiaries receives any proceeds from any incurrence by Holdings or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness for borrowed money permitted to be incurred pursuant to Section
9.04 as such Section is in effect on the Restatement Date), an amount equal to 100% of the cash proceeds (net of all reasonable costs associated therewith including, without limitation, all underwriting discounts and commissions and other costs associated therewith, legal fees and expenses, due diligence costs and expenses, all financing and/or commitment fees and other direct costs associated therewith) of the respective incurrence of Indebtedness shall be applied as a mandatory repayment of principal of outstanding Term Loans, all in accordance with the requirements of Sections 4.02(h) and (i).

                  (e) In addition to any other mandatory repayments pursuant to this Section 4.02, on each date after the Restatement Date upon which Holdings or any of its Subsidiaries receives proceeds from any sale of assets (including capital stock and securities held thereby, but excluding (i) sales or transfers of inventory in the ordinary course of business (including, without limitation, sales or transfers of inventory to Subsidiaries at fair market value), (ii) the sale or other disposition of obsolete equipment, (iii) the sales of overdue receivables in the ordinary course of business, (iv) the licensing of general intangibles in the ordinary course of business, (v) the first $1,000,000 of Net Sale Proceeds in any Fiscal Year from sales of other assets after the Restatement Date and (vi) sales of assets between the Borrower and its Wholly-Owned Subsidiaries and/or sales of assets between Wholly-Owned Subsidiaries of the Borrower, in each case to the extent permitted by Section 9.02), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment of principal of outstanding Term Loans, all in accordance with the requirements of Sections 4.02(h) and (i); provided, however, that up to an aggregate of $5,000,000 of Net Sale Proceeds in any Fiscal Year shall not be required to be used as a mandatory repayment to the extent the Borrower elects, as hereinafter provided, to cause such Net Sale Proceeds to be reinvested in Reinvestment Assets (a "Reinvestment Election"). The Borrower may exercise its Reinvestment Election (within the parameters specified in the preceding sentence) with respect to a sale of assets if (x) no Default or Event of Default exists and (y) the Borrower delivers a Reinvestment Notice to the Agent on or prior to the date of the consummation of the respective sale of assets, with such Reinvestment Election being effective with respect to the Net Sale Proceeds of such sale of assets equal to the Anticipated Reinvestment Amount specified in such Reinvestment Notice.

                  (f) In addition to any other mandatory repayments pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 75% (or, if the Leverage Ratio as of the end of the most recent Excess Cash Payment Period is less than 3.5:1, 50%) of the Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (g) In addition to any other mandatory repayments pursuant to this Section 4.02, within 10 days following each date after the Restatement Date on which Holdings or any of its Subsidiaries receives any proceeds from any Recovery Event, an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs including, without limitation, legal costs and expenses, and taxes incurred in connection with such Recovery Event and other than the proceeds of business interruption insurance) shall be applied as a mandatory repayment of principal of outstanding Term Loans, all in accordance with the requirements of Sections 4.02(h) and (i); provided, however, that (A) so long as no Default or Event of Default then exists and such proceeds do not exceed $5,000,000, such proceeds shall not be required to be so applied on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within one year following the date of such Recovery Event (which certificate shall set forth the estimates of the proceeds to be so expended) and (B) so long as no Default or Event of Default then exists and to the extent that (1) the amount of such proceeds exceeds $5,000,000, (2) the amount of such proceeds, together with other cash available to the Borrower and permitted to be spent by it on Capital Expenditures during the relevant period pursuant to Section 9.07, equals 100% of the cost of replacement or restoration of the properties or assets in respect of which such proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Agent may reasonably request, (3) the Borrower has delivered to the Agent a certificate on or prior to the date the application would otherwise be required pursuant to this Section 4.02(g) in the form described in clause (A) above and also certifying its determination as required by preceding clause (2) and certifying the sufficiency of business interruption insurance as required by succeeding clause (4), and (4) the Borrower has delivered to the Agent such evidence as the Agent may reasonably request in form and substance reasonably satisfactory to the Agent establishing that the Borrower has sufficient business interruption insurance and that the Borrower will be receiving regular payments thereunder in such amounts and at such times as are necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement) without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the proceeds of such Recovery Event and not just the portion in excess of $5,000,000 shall be deposited with the Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may reasonably be established by the Agent); and provided further that at any time while an Event of Default has occurred and is continuing (other than an Event of Default existing solely as a result of the violation of any or all of Sections 9.08 through 9.10, inclusive, but in each case only if, and to the extent, that the violation of said covenant has occurred as a result of the underlying event giving rise to the Recovery Event), the Required Banks may direct the Agent (in which case the Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment of Obligations hereunder in the same manner as proceeds would be applied pursuant to the Security Agreement; and provided further that if all or any portion of such proceeds not required to be applied to the repayment of Term Loans pursuant to the second preceding proviso (whether pursuant to clause (A) or (B) thereof) are either (x) not so used or committed to be so used within one year after the date of the respective Recovery Event or (y) if committed to be used within one year after the date of receipt of such proceeds and not so used within 18 months after the date of the respective Recovery Event then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (x) and not used in the case of preceding clause (y) shall be applied on the date which is the first anniversary of the date of the respective Recovery Event in the case of clause
(x) above or the date occurring 18 months after the date of the respective Recovery Event in the case of clause (y) above as a mandatory repayment of principal of outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

                  (h) Any amount required to be applied to Term Loans pursuant to Sections 4.02(c) through (g) and (j) shall be applied to repay the outstanding principal amount of Term Loans then outstanding. The amount of each principal repayment of Term Loans made as required by Sections 4.02(c) through (g) and (j) shall be applied to reduce the then remaining Scheduled Repayments pro rata based upon the then remaining amount of Scheduled Repayments after giving effect to all prior reductions thereto.

                  (i) With respect to each repayment of Loans required by this
Section 4.02, the Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than (x) in the case of Term Loans, $500,000 and (y) in the case of Revolving Loans, $200,000, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and (iii) each repayment of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.11. Notwithstanding the foregoing provisions of this Section 4.02, if any time the mandatory prepayment of Loans pursuant to Sections 4.02(c) through (g) above or a repayment arising out of the application of Section 9.05(ii) would result, after giving effect to the procedures set forth above, in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being prepaid other than on the last day of an Interest Period applicable thereto (the "Affected Eurodollar Loans"), then the Borrower may, in its sole discretion, initially deposit a portion (up to 100%) of the amounts that otherwise would have been paid in respect of the Affected Eurodollar Loans with the Agent (which deposit must be equal in amount to the amount of Affected Eurodollar Loans not immediately prepaid) to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance reasonably satisfactory to the Agent, with such cash collateral to be directly applied upon the first occurrence (or occurrences) thereafter of the last day of an Interest Period applicable to the relevant Loans that are Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower), to repay an aggregate principal amount of such Loans equal to the Affected Eurodollar Loans not initially repaid pursuant to this sentence. Notwithstanding anything to the contrary contained in the immediately preceding sentence, all amounts deposited as cash collateral pursuant to the immediately preceding sentence shall be held for the sole benefit of the Banks whose Loans would otherwise have been immediately repaid with the amounts deposited and upon the taking of any action by the Agent or the Banks pursuant to the remedial provisions of Section 10, any amounts held as cash collateral pursuant to this
Section 4.02(i) shall, subject to the requirements of applicable law, be immediately applied to the applicable Loans.

                  (j) On the Reinvestment Prepayment Date with respect to a Reinvestment Election, an amount equal to the Reinvestment Prepayment Amount, if any, for such Reinvestment Election shall be applied as a repayment of the principal amount of the then outstanding Term Loans in accordance with the requirements of Sections 4.02(h) and (i).

               4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 1:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

               4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank, or any franchise tax based on the net income or profits of a Bank, in either case pursuant to the laws of the United States of America, the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imports, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any such Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank, or any franchise tax based on the net income or profits of such Bank, in either case pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes imposed by the United States of America as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

               (b) Each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees (i) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code and which constitutes a Bank hereunder on the Initial Borrowing Date, to provide to the Borrower and the Agent on or prior to the Initial Borrowing Date two original signed copies of Internal Revenue Service Form 4224 or Form 1001 certifying to such Bank's entitlement to an exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, (ii) in the case of any such Bank that is a "bank" within the meaning of Section 881(c)(3)(A) of the Code, that, to the extent legally entitled to do so, (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Initial Borrowing Date, such Bank will provide to the Borrower and the Agent two original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or any successor forms) certifying to such Bank's entitlement to an exemption from, or reduction in, United States withholding tax with respect to payments to be made under this Agreement and under any Note, (iii) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above) which constitutes a Bank hereunder on the Initial Borrowing Date, to provide to the Borrower and the Agent, on or prior to the Initial Borrowing Date (A) a certificate substantially in the form of Exhibit D attached hereto (any such certificate, a "Section 4.04(b)(iii) Certificate") and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8, certifying to such Bank's entitlement at the date of such certificate (assuming compliance by the Borrower with Section 13.17) to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note and (iv) in the case of any such Bank (other than a Bank described in clause (i) or (ii) above), to the extent legally entitled to do so, (A) with respect to a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), upon the date of such assignment or transfer to such Bank, and (B) with respect to any such Bank, from time to time upon the reasonable written request of the Borrower or the Agent after the Initial Borrowing Date, to provide to the Borrower and the Agent such other forms as may be required in order to establish the entitlement of such Bank to an exemption from or reduction in withholding with respect to payments under this Agreement and under any Note. Notwithstanding anything to the contrary contained in
Section 4.04(a), but subject to the immediately succeeding sentence, the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or with hold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to the Borrower such forms required to be provided to the Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this

Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

               (c) The provisions of this Section 4.04 are subject to the provisions of Section 13.15 (to the extent applicable).

               SECTION 5. CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT AND FUNDING OF TERM LOAN. The amendments to the Existing Credit Agreement embodied in this Agreement shall not be effective (in which case the Existing Credit Agreement shall remain in full force and effect) and the Term Loan shall not be funded unless and until the following conditions precedent have been satisfied, in each case, on or prior to the Restatement Date:

               5.01 Execution of Agreement; Term Notes. On the Restatement Date
(i) Holdings, the Borrower, the Agent and the Banks shall have duly executed and delivered to the Agent, with a signed counterpart for each signatory a party hereto, this Agreement, (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Term Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein,
(iii) all of the Credit Documents shall be in full force and effect, and (iv) no Default or Event of Default shall have occurred and be continuing or will occur immediately after giving effect to the making of the Term Loan on the Restatement Date and the consummation of the Acquisition and the other transactions contemplated herein.

               5.02 Existing Security Documents. The Collateral Agent shall have received (i) such modifications to existing Security Documents and Mortgages,
(ii) such documentary, intangible or similar taxes with respect to the Collateral and Mortgaged Properties and (iii) such additional and/or new title insurance and title insurance endorsements with respect to the Mortgaged Properties as may be necessary to maintain the Collateral Agent's perfected security interest (including existing priority) in the Collateral and Mortgaged Properties with respect to the Obligations under this Agreement (including, without limitation, the Term Loans) and as the Collateral Agent may otherwise reasonably request, together with assurances reasonably satisfactory to Agent for the recordations of the modifications to the Mortgages in the real estate records of all appropriate jurisdictions.

               5.03 Fees; etc. On the Restatement Date, contemporaneously with the receipt of proceeds of the Term Loan, the Borrower shall have paid to the Agent and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the Agent and the Banks to the extent then due.

               5.04 Opinions of Counsel. On the Restatement Date, the Agent shall have received (i) from Vinson & Elkins L.L.P., counsel to the Credit Parties, an opinion addressed to the Agent and each of the Banks and dated the Restatement Date covering the matters set forth in Exhibit E attached hereto and
(ii) from Brown & Bain, P.A., Arizona local counsel to the Borrower and Atrium Arizona, an opinion addressed to the Agent and each of the Banks and dated the Restatement Date, each of which shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Agent may reasonably request.

               5.05 Corporate Documents; Proceedings; etc. (a) On the Restatement Date, the Agent shall have received a certificate of Holdings, the Borrower and Atrium Arizona, dated the Restatement Date, signed by an Authorized Officer and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F attached hereto with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agent.

               (b) On the Restatement Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

               5.06 Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Debt Agreements; Tax Sharing Agreements. Prior to the Restatement Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an appropriate officer of the Borrower of (i) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"),
(ii) all agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements"),
(iii) all collective bargaining agreements applying or relating to any employee of Holdings or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"), (iv) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Restatement Date (collectively, the "Existing Debt Agreements"); and (v) all agreements relating to the sharing of tax liabilities and benefits among Holdings and/or its Subsidiaries (each a "Tax Sharing Agreement" and collectively, the "Tax Sharing Agreements"); all of which Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Debt Agreements and Tax Sharing Agreements shall be in form and substance reasonably satisfactory to the Agent and the Required Banks and shall be in full force and effect on the Restatement Date.

               5.07 Capital Contributions; Stock Repurchase; etc. (a) On the Initial Borrowing Date, there shall have been delivered to the Agent true and correct copies, certified as true and complete by an Authorized Officer of the Borrower, of the Recapitalization Documents, and all terms and conditions of the Recapitalization Documents shall be reasonably satisfactory in form and substance to the Agent. The Recapitalization Documents (and the transactions contemplated thereby) shall have been duly approved by the board of directors and (if required by applicable law) the stockholders of Holdings and the Borrower, and all Recapitalization Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the conditions precedent to the obligations of Holdings and the Borrower to consummate the Recapitalization as set forth in the Recapitalization Documents shall have been satisfied and not waived or modified except with the consent of the Agent, which consent shall not be unreasonably withheld, all to the reasonable satisfaction of the Agent, and concurrently with the making of the Revolving Loans on the Initial Borrowing Date the Recapitalization shall have been consummated in accordance with the Recapitalization Documents and all applicable laws, rules and regulations.

               (b) On the Initial Borrowing Date, (i) the Borrower shall have received gross cash proceeds in the amount of $100,000,000 from the sale and issuance of the Senior Subordinated Notes (it being understood that such cash proceeds shall include all amounts directly applied to pay underwriting and placement commissions and discounts and related fees) which proceeds are transferred to Holdings through intercompany loans and/or dividends, and (ii) Holdings shall have received gross cash proceeds in an amount of at least $32,000,000 in connection with the purchase by HMTF or an Affiliate thereof of Holdings Common Stock (the "Equity Issuance") which proceeds, when aggregated with the proceeds from the Senior Subordinated Notes and up to $3,600,000 of Revolving Loans incurred by the Borrower on the Initial Borrowing Date, all of which shall have been used to consummate the Transaction. The Equity Issuance and the sale and issuance of the Senior Subordinated Notes shall have occurred in accordance with the terms and conditions of the Recapitalization Documents.

               (c) On the Initial Borrowing Date, Holdings shall have redeemed the Redeemed Shares (the "Stock Redemption") from the Selling Shareholders, in accordance with the terms and conditions of the Recapitalization Documents.

               (d) On the Initial Borrowing Date, Holdings shall have purchased the Redeemed Options (the "Options Repurchase") from the Selling Optionholders, in accordance with the terms and conditions of the Recapitalization Documents.

               (e) On the Initial Borrowing Date, each share of Holdings' Preferred Stock, par value $1.00 per share (the "Redeemable Preferred Stock") shall be redeemed (the "Preferred Stock Redemption") from Heritage Fund I, L.P. in accordance with the Recapitalization Documents. After giving effect to the Preferred Stock Redemption, Holdings shall have no preferred stock outstanding.

               5.08 Refinancing of Existing Credit Agreement. (a) On the Initial Borrowing Date, the total commitments under the Existing Credit Agreement shall have been terminated, and all loans and notes issued thereunder shall have been repaid in full, together with interest thereon, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement shall have been terminated and be of no further force or effect except for indemnification obligations described therein which by their terms specifically survive the repayment of the loans thereunder. The Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.07(a) have been satisfied on such date.

               (b) On the Initial Borrowing Date, the creditors under the Existing Credit Agreement shall have terminated and released all security interests and Liens on the assets owned or to be owned by the Borrower or any of its Subsidiaries granted in connection with the Existing Credit Agreement. The Agent shall have received such releases of security interests in and Liens on the assets owned or to be owned by the Borrower as may have been reasonably requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in connection with the security interests created with respect to the Existing Credit Agreement and the documentation related thereto, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests of the Borrower or any of its Subsidiaries, on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property of the Borrower or any of its Subsidiaries, or their respective predecessors in interest, in each case to secure the obligations under the Existing Credit Agreement, all of which shall be in form and substance reasonably satisfactory to the Agent.

               5.09 Acquisition. On or prior to the Restatement Date, there shall have been delivered to the Agent true and correct copies, certified (as to the Asset Purchase Agreement) as true and complete by an Authorized Officer of the Borrower, of the Acquisition Documents, and all terms and conditions of the Acquisition Documents shall be reasonably satisfactory in form and substance to the Agent. The Acquisition Documents (and the transactions contemplated thereby) shall have been duly approved by the board of directors and (if required by applicable law) the stockholders of Holdings and the Borrower, and all Acquisition Documents shall have been duly executed and delivered by the parties thereto and shall be in full force and effect. Each of the conditions precedent to the obligations of the Borrower to consummate the Acquisition as set forth in the Acquisition Documents shall have been satisfied and not waived or modified in any material respect except with the consent of the Agent, which consent shall not be unreasonably withheld, all to the reasonable satisfaction of the Agent, and, concurrently with the making of the Term Loans on the Restatement Date, the Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws, rules and regulations.

               5.10 Prepayment of Indebtedness and Release of Liens. (a) On or prior to the Restatement Date or concurrently with the Credit Events then occurring, all of the existing Indebtedness which is secured by any Liens on the assets acquired by the Borrower in the Acquisition (other than Permitted Liens) shall have been repaid in full and the instruments and documents thereunder shall have been terminated and be of no further force or effect except for indemnification obligations described therein which by their terms specifically survive the repayment of the loans thereunder. The Agent shall have received evidence in form, scope and substance reasonably satisfactory to it that the matters set forth in this Section 5.09(a) have been satisfied on such date.

               (b) On or prior to the Restatement Date or concurrently with the Credit Events then occurring, there shall have been terminated and released all Liens on the assets to be acquired by the Borrower in the Acquisition (other than Permitted Liens). The Agent shall have received such releases of such Liens on the assets to be acquired by the Borrower as may have been reasonably requested by the Agent, which releases shall be in form and substance reasonably satisfactory to the Agent. Without limiting the foregoing, there shall have been delivered (i) proper termination statements (Form UCC-3 or the appropriate equivalent) for filing under the UCC of each jurisdiction where a financing statement (Form UCC-1 or the appropriate equivalent) was filed with respect to such assets, (ii) terminations or assignments of any security interest in, or Lien on, any patents, trademarks, copyrights, or similar interests to be acquired by the Borrower, on which filings have been made and (iii) terminations of all mortgages, leasehold mortgages and deeds of trust created with respect to property to be acquired by the Borrower, all of which shall be in form and substance satisfactory to the Agent.

               5.11 Environmental Indemnity Agreement. On or prior to the Restatement Date, the Collateral Agent shall have received a duly authorized and fully executed environmental indemnity agreement substantially in the form of Exhibit G attached hereto (as amended, restated, supplemental or otherwise modified from time to time, the "Environmental Indemnity Agreement") from Holdings and its Subsidiaries.

               5.12 Pledge Agreement. On or prior to the Restatement Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H attached hereto, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as pledgee thereunder, all the Pledged Securities referred to therein, endorsed in blank in the case of promissory notes constituting Pledged Securities, and executed and undated stock powers in the case of capital stock constituting Pledged Securities.

               5.13 Security Agreement. On or prior to the Restatement Date, Holdings, the Borrower and each Subsidiary Guarantor shall have duly authorized, executed and delivered a Security Agreement in the form of Exhibit I attached hereto, together with such changes (or with such other documents) as may be requested by the Collateral Agent in connection with local law (as amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement") covering all of each Credit Party's present and future Security Agreement Collateral, together with:

               (a) proper financing statements (Form UCC-1) fully executed for filing under the UCC in the appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

               (b) certified copies of requests for information or copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name Atrium Arizona, Masterview California and Masterview Window, as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law) fully executed for filing;

               (c) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement; and

               (d) evidence that all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

               5.14 Subsidiary Guaranty. On or prior to the Restatement Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit J attached hereto (as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof, the "Subsidiary Guaranty"), and the Subsidiary Guaranty shall be in full force and effect.

               5.15 Mortgages; Title Insurance; Surveys; Etc. On or prior to the Restatement Date, the Collateral Agent shall have received:

               (a) fully executed counterparts of mortgages or deeds of trust to secure debt in form and substance reasonably satisfactory to the Agent (as may be amended, restated, supplemented or otherwise modified from time to time, each a "Mortgage", and collectively, the "Mortgages"), which Mortgages shall cover such of the Real Properties owned in fee designated on Schedule III attached hereto (each a "Mortgaged Property", and collectively, the "Mortgaged Properties"), together with evidence that counterparts of the Mortgages have been delivered to the title insurance company insuring the Liens of the Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable to effectively create valid and enforceable first priority mortgage liens on the Mortgaged Properties in favor of the

      Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

               (b) mortgagee title insurance policies on the Mortgaged Properties issued by title insurers satisfactory to the Collateral Agent (each a "Mortgage Policy", and collectively, the "Mortgage Policies") in amounts satisfactory to the Agent assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable first priority mortgage liens on the Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agent and shall include, as appropriate and to the extent available in the applicable jurisdiction, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its reasonable discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance as reasonably requested by the Agent; and

               (c) except as separately agreed by the Agent, surveys (or updates of existing surveys), in form and substance satisfactory to the Collateral Agent of each Mortgaged Property, if any, designated as "Owned" on
      Schedule III hereto, dated a recent date acceptable to the Collateral Agent and certified in a manner satisfactory to the Collateral Agent by a licensed professional surveyor satisfactory to the Agent.

               5.16 Consent Letter. On or prior to the Restatement Date, the Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit K attached hereto, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in Section 13.08.

               5.17 Adverse Change; Etc. (a) On the Restatement Date, after giving effect to the Acquisition, nothing shall have occurred since December 31, 1996 (and the Banks shall have become aware of no facts, conditions or other information not previously known) which the Agent reasonably believe could have a material adverse effect on the rights or remedies of the Agent or the Banks, or on the ability of any Credit Party to perform its obligations to the Agent and the Banks or which the Agent reasonably believe could have a material adverse effect on the Acquisition or a Material Adverse Effect.

               (b) On or prior to the Restatement Date, all necessary and material governmental (domestic and foreign) and third party approvals in connection with the Acquisition and the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Acquisition and the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Acquisition or the transactions contemplated by this Agreement.

               5.18 Litigation. On the Restatement Date, no litigation by any entity (private or governmental) shall be pending or, to the knowledge of the Borrower or Holdings, threatened with respect to the Acquisition or this Agreement or any documentation executed in connection therewith, or which the Agent or the Required Banks shall reasonably believe could have a materially adverse effect on the Acquisition or a Material Adverse Effect.

               5.19 Solvency Certificate; Environmental Analyses; Insurance. On or prior to the Restatement Date, the Borrower shall cause to be delivered to the Agent:

               (i) a solvency certificate addressed to the Agent and each of the Banks and dated the Restatement Date from the Chief Financial Officer of the Borrower, which solvency certificate shall be in the form of Exhibit L attached hereto (appropriately completed) expressing opinions of value and other appropriate factual information regarding the solvency of Holdings and its Subsidiaries (on a consolidated basis), and the Borrower (on a stand-alone basis), after giving effect to the Acquisition and the incurrence of all financings contemplated herein;

               (ii) environmental assessments from facilities to be acquired by the Borrower in the Acquisition, the results of which shall be in form and substance reasonably satisfactory to the Agent and the Required Banks; and

               (iii) evidence of insurance complying with the requirements of
      Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agent and the Required Banks and naming the Collateral Agent as an additional insured and/or loss payee, and stating that such insurance shall not be canceled or revised without 30 days prior written notice by the insurer to the Collateral Agent.

               5.20 Pro Forma Balance Sheet. (a) On the Restatement Date, the Banks shall have received the unaudited projected pro forma consolidated balance sheet of Holdings both immediately before and immediately after giving effect to the Acquisition and the incurrence of all Indebtedness (including the Revolving Loans) contemplated herein, which projected pro forma consolidated balance sheet shall be (i) based upon the projected balance sheet as of February 28, 1998 prepared on a basis consistent with the Projections and the financial statements delivered pursuant to Section 7.05(a) except as specifically set forth in the notes to such balance sheets, and (ii) in form and substance reasonably satisfactory to the Agent and the Required Banks.

               (b) On or prior to the Restatement Date, the Banks shall have received the financial statements referred to in Section 7.05(a) and the Projections described in Section 7.05(d), which projections shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

               5.21 Officer's Certificate. On the Restatement Date, the Agent shall have received a certificate dated such date signed by an Authorized Officer of the Borrower stating that all of the applicable conditions set forth in Sections 5.07, 5.08, 5.09, 5.10, 5.17, 5.18 and 6.01 exist as of such date.

               In the event that all of the foregoing conditions precedent have not been satisfied or waived on or before April 30, 1998, this Agreement (other than the required payment of certain fees as separately agreed to between Borrower and Agent) shall be of no further force and effect and the Existing Atrium Credit Agreement shall continue in full force and effect.

               SECTION 6. CONDITIONS PRECEDENT TO ALL CREDIT EVENTS. The obligation of each Bank to make Loans (including Loans made on the Restatement
Date), and the obligation of the Issuing Bank to issue any Letter of Credit (including Letters of Credit issued on the Restatement Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

               6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

               6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan, the Agent shall have received the notice required by
Section 1.03(a).

               (b) Prior to the issuance of each Letter of Credit, the Agent and the Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.02.

               The acceptance of the proceeds of, and any Letter of Credit issued with respect to, each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 and in this Section 6 and applicable to such Credit Event exist as of that time (except to the extent that any of the conditions specified in Section 5 are required to be satisfactory to or determined by any Bank, the Required Banks and/or the Agent). All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance reasonably satisfactory to the Banks.

               SECTION 7. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, each of Holdings and the Borrower make the following representations, warranties and agreements, in each case after giving effect to the Transaction consummated on the Initial Borrowing Date and the Acquisition consummated on the Restatement Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date and on or after the Restatement Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on the date of each such Credit Event (including the Initial Borrowing Date) (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

               7.01 Corporate Status. Holdings and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

               7.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

               7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the material properties or assets of Holdings or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which Holdings or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of Holdings or any of its Subsidiaries.

               7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the Restatement Date (as applicable)), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance in all material respects of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

               7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; Etc. (a) (i) The audited consolidated balance sheets of the Borrower and its Subsidiaries as of December 31, 1994, 1995 and 1996, and the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997, and the related consolidated statements of income and cash flow and changes in shareholders' equity of the Borrower and its Subsidiaries, and the notes thereto for the fiscal years ended on such dates and (ii) the audited consolidated balance sheets of Masterview Window and its Subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of income and cash flow for the two month period ended December 31, 1996 and the twelve month period ended December 31, 1997, in each case furnished to the Banks prior to the Restatement Date, present fairly the financial condition of Holdings and its Subsidiaries and Masterview Window and its Subsidiaries, as the case may be, at the date of such statements of financial condition and the results of the operations of Holdings and its Subsidiaries and Masterview Window and its Subsidiaries, as the case may be, for the respective Fiscal Year or other period, as the case may be, described therein (subject, in the case of unaudited financial statements, to ordinary year-end adjustments). All such financial statements have been prepared in accordance with GAAP consistently applied, and present fairly the information purported to be presented therein as of such dates and for the periods then ended. After giving effect to the Transaction and the Acquisition, since December 31, 1995, there have been no circumstances or events the result of which has had a Material Adverse Effect.

               (b) On and as of the Restatement Date, after giving effect to the Acquisition and to all Indebtedness (including the Loans) being incurred or assumed and Liens created by Holdings and its Subsidiaries in connection therewith (assuming the full utilization of all Commitments on the Restatement
Date), (i) the sum of the assets, at a fair valuation, of each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, will exceed its or their debts; (ii) each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, have not incurred and do not intend to incur, and do not believe that it or they will incur, debts beyond its or their ability to pay such debts as such debts mature; and (iii) each of the Borrower, individually, and Holdings and its Subsidiaries taken as a whole, will have sufficient capital with which to conduct its or their businesses. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (A) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (B) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

               (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or other wise and whether or not due) which, either individually or in aggregate, would have a Material Adverse Effect. As of the Restatement Date, neither Holdings nor the Borrower knows of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

               (d) On and as of the Restatement Date, the financial projections (the "Projections") previously delivered to the Agent and the Banks have been prepared on a basis consistent with the financial statements referred to in
Section 7.05(a) (other than as set forth or presented in such Projections), and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Restatement Date, the Borrower believed that the Projections were reasonable and attainable.

               7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of Holdings and the Borrower, threatened, with respect to Holdings or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that could reasonably be expected to have a material adverse effect on the rights or remedies of the Banks or on the ability of any Credit Party to perform its respective obligations to the Banks hereunder and under the other Credit Documents to which it is, or will be, a party. Additionally, there does not exist any judgment, order or injunction applicable to the Borrower prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

               7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of Holdings or any of its Subsidiaries in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents, but excluding the Projections as to which Section 7.05(d) applies) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such Persons in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

               7.08 Use of Proceeds; Margin Regulations. (a) Up to $3,600,000 of the proceeds of Revolving Loans incurred on the Initial Borrowing Date shall be used by the Borrower (i) to effect the Transaction and (ii) to pay fees and expenses related to the Transaction.

               (b) All of the proceeds of the Term Loans and up to $10,000,000 of the proceeds of Revolving Loans incurred on the Restatement Date shall be used by the Borrower to finance the Acquisition and to pay fees and expenses incurred in connection with the Acquisition.

               (c) All proceeds of all Revolving Loans shall be used for the Borrower's and its Subsidiaries' general corporate and working capital purposes (excluding the purposes described in preceding clauses (a) and (b)).

               (d) No part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X.

               7.09 Tax Returns and Payments. Holdings and each of its Subsidiaries have timely filed or caused to be timely filed, on the due dates thereof or within applicable grace periods, with the appropriate taxing authority, all Federal and all material state and other returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of Holdings and/or any of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of Holdings and its Subsidiaries for the periods covered thereby. Holdings and each of its Subsidiaries have paid all material taxes payable by them other than taxes which are not delinquent, and other than those contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles. Except as disclosed in the financial statements referred to in Section 7.05(a), there is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the best knowledge of Holdings and the Borrower, threatened by any authority regarding any taxes relating to Holdings or any of its Subsidiaries. As of the Restatement Date, neither Holdings nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of Holdings or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of Holdings or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. Neither Holdings nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the consummation of the Transaction, the Acquisition and the other transactions contemplated hereby.

               7.10 Compliance with ERISA. Each Plan (other than a multiemployer plan (as defined in Section 4001(a)(3) of ERISA)) is in substantial compliance with ERISA and the Code; no Reportable Event has occurred with respect to a Plan (other than a multiemployer plan (as defined in Section 4001(a)(3) of ERISA)); no Plan is insolvent or in reorganization; no Plan other than a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability; no Plan has an accumulated or waived funding deficiency, or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; all contributions required to be made by Holdings, any of its Subsidiaries or any ERISA Affiliate with respect to a Plan have been timely made; none of Holdings or any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to
Section 409, 502(i), 502(1), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971, 4975 or 4980 of the Code or reasonably expects to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan; no condition exists which presents a material risk to Holdings or any of its Subsidiaries or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the annual aggregate liability of Holdings, its Subsidiaries and their ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not increase by more than $2,000,000 over the average amount contributed to such Plans during the five years preceding the most recent Credit Event by Holdings, its Subsidiaries and their ERISA Affiliates; no lien imposed under the Code or ERISA on the assets of Holdings or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and Holdings and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA) the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of any Credit Party to perform its obligations under the Credit Documents to which they are a party.

               7.11 Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Security Agreement, upon the filing of Form UCC-1 financing statements or the appropriate equivalent, creates a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of the Assignment of Security Interest in U.S. Patents and Trademarks in the form attached to the Security Agreement in the United States Patent and Trademark Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective, under applicable law, to perfect the security interest granted to the Collateral Agent in the trademarks and patents covered by the Security Agreement and the recordation of the Assignment of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office together with filings on Form UCC-1 made pursuant to the Security Agreement will be effective under federal law to perfect the security interest granted to the Collateral Agent in the copyrights covered by the Security Agreement. Each of the Credit Parties party to the Security Agreement has good and valid title to all Security Agreement Collateral described therein, free and clear of all Liens except those described above in this clause (a).

               (b) The security interests created in favor of the Collateral Agent, as pledgee, for the benefit of the Secured Creditors under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities and the proceeds thereof under the Pledge Agreement.

               (c) After the recording thereof as required by Section 5.11, the Mortgages (and the amendments thereto) shall create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and mortgage lien on the Mortgaged Properties in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior to and prior to the rights of all third persons (except that the security interest and mortgage lien created in the Mortgaged Properties may be subject to the Permitted Encumbrances and the Permitted Liens described in Section 9.01(ix) related thereto) and subject to no other Liens (other than Permitted Liens). Schedule III hereto contains a true and complete list of each parcel of Real Property owned or leased by the Borrower and its Subsidiaries on the Restatement Date, and the type of interest therein held by the Borrower or such Subsidiary. The Borrower and each of its Subsidiaries have good and indefeasible title to all fee-owned Real Property and valid leasehold title to all Leaseholds, in each case free and clear of all Liens except those described in the first sentence of this subsection (c).

               7.12 Representations and Warranties in Documents. All representations and warranties by Holdings and, to the knowledge of Holdings and the Borrower, any other party thereto, set forth in the Documents (other than the Credit Documents) were true and correct in all material respects at the time as of which such representations and warranties were made and shall be true and correct in all material respects as to the Restatement Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date, in each case except to the extent that the failure of any such representation and warranty to be true and correct in all material respects, either individually or in the aggregate with other such representations and warranties, is not reasonably likely to have a Material Adverse Effect.

               7.13 Properties. Holdings and each of its Subsidiaries have good and valid title to all properties owned by them, including all property reflected in the balance sheets of the Borrower and its Subsidiaries referred to in Section 7.05(a) and in the pro forma balance sheet referred to in Section 5.16(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or in accordance with the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

               7.14 Capitalization. (a) On the Restatement Date and after giving effect to the Acquisition and the other transactions contemplated hereby, the authorized capital stock of Holdings shall consist of (i) 100,000,000 shares of Holdings Common Stock, $0.01 par value per share, of which 38,796,428 shares shall be issued and outstanding and (ii) 20,000,000 shares of preferred stock of Holdings, $0.01 par value per share, of which no shares shall be issued and outstanding. All such outstanding shares have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. As of the Restatement Date and after giving effect to the

Transaction, the Acquisition and the other transactions contemplated hereby, Holdings does not have outstanding any securities convertible into or exchangeable for its capital stock.

               (b) On the Restatement Date and after giving effect to the Acquisition and the other transactions contemplated hereby, the authorized capital stock of the Borrower shall consist of 3,000 shares of common stock, $0.01 par value per share, of which 100 shares shall be issued and outstanding, owned by Holdings, and delivered for pledge pursuant to the Pledge Agreement. All such outstanding shares of common stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. As of the Restatement Date, the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

               7.15 Subsidiaries. On the Restatement Date, after the consummation of the Acquisition, Holdings has no Subsidiaries other than the Borrower and its Subsidiaries, and the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule IV attached hereto. Schedule IV correctly sets forth, as of the Restatement Date and after giving effect to the Acquisition, the percentage ownership (direct or indirect) of Holdings in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof. All outstanding shares of capital stock of each Subsidiary of the Borrower have been duly and validly issued, are fully paid and nonassessable and have been issued free of preemptive rights. No Subsidiary of the Borrower has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or any stock appreciation or similar rights.

               7.16 Compliance with Statutes; Etc. Except for matters relating to the compliance by Holdings and its Subsidiaries with Environmental Laws, which matters are governed by the Environmental Indemnity Agreement, Holdings and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               7.17 Investment Company Act. Neither Holdings nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

               7.18 Public Utility Holding Company Act. Neither Holdings nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate"




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

of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

               7.19 Labor Relations. Neither Holdings nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them, before the National Labor Relations Board, and no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against any of them,
(ii) no strike, labor dispute, slowdown or stoppage pending against Holdings or any of its Subsidiaries or, to the best knowledge of Holdings and the Borrower, threatened against Holdings or any of its Subsidiaries and (iii) to the best knowledge of Holdings and the Borrower, no union representation proceeding is pending with respect to the employees of Holdings or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as is not likely to have a Material Adverse Effect.

               7.20 Patents, Licenses, Franchises and Formulas. Holdings and each of its Subsidiaries owns all material patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, reasonably necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a Material Adverse Effect.

               7.21 Indebtedness. Schedule V attached hereto sets forth a true and complete list of all Indebtedness for borrowed money of Holdings and its Subsidiaries as of the Restatement Date and which is to remain outstanding after giving effect to the Acquisition and the transactions contemplated hereby (excluding the Indebtedness hereunder) (the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any other entity which directly or indirectly guaranteed such debt, all of which shall be evidenced by the Existing Debt Agreements.

               7.22 Recapitalization. At the time of consummation thereof, the Recapitalization shall have been consummated in all material respects in accordance with the terms of the respective Recapitalization Documents and all applicable laws. At the time of consummation of the Recapitalization, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Recapitalization will have been obtained, given, filed or taken and are or will be in full force and effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Recapitalization. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Recapitalization, or the occurrence of any Credit

Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by Holdings and its Subsidiaries pursuant to or in furtherance of the Recapitalization have been taken, or will be taken substantially contemporaneously with the funding of initial Revolving Loans on the Initial Borrowing Date, in compliance with the Recapitalization Documents and all applicable laws.

               7.23 Acquisition. At the time of consummation thereof, the Acquisition shall have been consummated in all material respects in accordance with the terms of the respective Acquisition Documents and all applicable laws. At the time of consummation of the Acquisition, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all govern mental agencies, authorities or instrumentalities required in order to make or consummate the Acquisition will have been obtained, given, filed or taken and are or will be in full force and effect. All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Acquisition. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Acquisition, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by Holdings and its Subsidiaries pursuant to or in furtherance of the Acquisition have been taken, or will be taken substantially contemporaneously with the funding of the Term Loans on the Restatement Date, in compliance with the Acquisition Documents and all applicable laws.

               7.24 Special Purpose Corporation. Holdings engages in no business activities and has no significant assets or liabilities (other than under this Agreement, the other Credit Documents and the Recapitalization Documents).

               7.25 Subordination. The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower and the holders thereof, and all Obligations shall be within the definition of "Senior Debt" included in such subordination provisions.

               SECTION 8. AFFIRMATIVE COVENANTS. Holdings and the Borrower hereby covenant and agree that on and after the Restatement Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

               8.01 Information Covenants. Holdings and/or the Borrower will furnish to each Bank:

               (a) Monthly Reports. Within 30 days (45 days with respect to the first six fiscal months after the date hereof) after the end of each fiscal month of the Borrower (other than the fiscal months of March, June, September and December) and within 45 days after the end of the fiscal months of March, June, September and December, (i) the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income and retained earnings and statement of cash flows for such month and for the elapsed portion of the Fiscal Year ended with the last day of such month, in each case setting forth comparative figures for the corresponding month in the prior Fiscal Year and the budgeted figures for such month as set forth in the respective budget delivered pursuant to
      Section 8.01(d) and (ii) management's discussion and analysis of the important operational and financial developments during the month and year-to-date periods.

               (b) Annual Financial Statements. Within 90 days after the close of each Fiscal Year, the consolidated balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and retained earnings and statement of cash flows for such Fiscal Year setting forth comparative figures for the preceding Fiscal Year and certified by Arthur Andersen LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Sections 9.04, 9.05 or 9.07 through 9.10 inclusive or, if in the opinion of such accounting firm such a Default or an Event of Default with respect to the covenants set forth in Sections 9.04, 9.05, or 9.07 through 9.10, inclusive has occurred and is continuing, a statement as to the nature thereof.

               (c) Management Letters. Promptly after the receipt thereof, a copy of any final "management letter" received by Holdings or any of its Subsidiaries from its certified public accountants and the management's responses thereto.

               (d) Budgets. No later than 45 days following the commencement of the first day of each Fiscal Year, a budget in form reasonably satisfactory to the Agent (including budgeted statements of income and cash flow and balance sheets) prepared by the Borrower for each of the twelve months of such Fiscal Year prepared in detail of the Borrower and its Subsidiaries, accompanied by the statement of an Authorized Officer of the Borrower to the effect that, to the best of his or her knowledge, the budget is a reasonable estimate for the period covered thereby.

                (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of an Authorized Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall, in the case of any such financial statements delivered in respect of a period ending on the last day of a fiscal quarter or year of Holdings, set forth the calculations required to establish whether the Borrower was in compliance with the provisions of Sections 4.02(d), 9.03, 9.04, 9.05 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be.

               (f) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of Holdings or any of its Subsidiaries obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending (A) against Holdings or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (B) with respect to any material Indebtedness of the Borrower and its Subsidiaries taken as a whole or (C) with respect to any Document.

               (g) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, which Holdings or any of its Subsidiaries shall file with the Securities and Exchange Commission or any successor thereto (the "SEC") or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

               (h) Annual Meetings with Banks. At the request of Agent, Holdings shall within 120 days after the close of each Fiscal Year hold a meeting at a time and place selected by Holdings and acceptable to the Agent with all of the Banks at which meeting shall be reviewed the financial results of the previous Fiscal Year and the financial condition of Holdings and its Subsidiaries and the budgets presented for the current Fiscal Year.

               (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to Holdings or its Subsidiaries as any Bank may reasonably request in writing.

               8.02 Books, Records and Inspections. Holdings will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Holdings will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, during regular business hours and under guidance of officers of Holdings or such Subsidiary, any of the properties of Holdings or such Subsidiary, and to examine the books of account of Holdings or such Subsidiary and discuss the affairs, finances and accounts of Holdings or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may request.

               8.03 Maintenance of Property; Insurance. (a) Schedule VI attached hereto sets forth a true and complete listing of all insurance maintained by Holdings and its Subsidiaries as of the Restatement Date. Holdings will, and will cause each of its Subsidiaries to, (i) keep all property necessary in its business in good working order and condition (ordinary wear and tear excepted), (ii) maintain insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried. In addition to the requirements of the


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

immediately preceding sentence, Holdings will at all times cause insurance of the types described in Schedule VI to be maintained (with the same scope of coverage as that described in Schedule VI) at levels which are at least as great as the respective amount described opposite the respective type of insurance on
Schedule VI or otherwise as are acceptable to the Agent. Holdings will furnish to the Agent on the Restatement Date and on each date on which financial statements are delivered pursuant to Section 8.01(b) a summary of the insurance carried in respect of Holdings and its Subsidiaries and the assets of Holdings and its Subsidiaries.

               (b) Holdings will, and will cause its Subsidiaries to, at all times keep their respective property insured in favor of the Collateral Agent, and all policies (including Mortgage Policies) or certificates (or certified copies thereof) with respect to such insurance (and any other insurance maintained by Holdings or any of its Subsidiaries) (i) shall be endorsed to the Collateral Agent's satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as loss payee or as an additional insured), (ii) shall state that such insurance policies shall not be canceled without 30 days' prior written notice thereof by the respective insurer to the Collateral Agent, (iii) shall provide that the respective insurers irrevocably waive any and all rights of subrogation with respect to the Collateral Agent and the Secured Creditors, (iv) shall contain the standard non-contributory mortgagee clause endorsement in favor of the Collateral Agent with respect to hazard insurance coverage, (v) shall, except in the case of public liability insurance and workers' compensation insurance, provide that any losses shall be payable notwithstanding (A) any act or neglect of Holdings or any of its Subsidiaries, (B) the occupation or use of the properties for purposes more hazardous than those permitted by the terms of the respective policy if such coverage is obtainable at commercially reasonable rates and is of the kind from time to time customarily insured against by Persons owning or using similar property and in such amounts as are customary, (C) any foreclosure or other proceeding relating to the insured properties if such coverage is available at commercially reasonable rates or (D) any change in the title to or ownership or possession of the insured properties and (vi) shall be deposited with the Collateral Agent if such coverage is available at commercially reasonable rates.

               (c) If Holdings or any of its Subsidiaries shall fail to maintain all insurance in accordance with this Section 8.03, or if Holdings or any of its Subsidiaries shall fail to so endorse and deposit all policies or certificates with respect thereto, the Agent and/or the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent or the Collateral Agent as the case may be, for all costs and expenses of procuring such insurance.

               8.04 Corporate Franchises. Holdings will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets by Holdings or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by Holdings or any of its Subsidiaries of their qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a Material Adverse Effect or (iii) dissolutions, mergers or consolidations of Subsidiaries in accordance with Section 9.02.

               8.05 Compliance with Statutes; Etc. Except for matters relating to compliance by Holdings and its Subsidiaries with Environmental Laws, which matters are governed by the Environmental Indemnity Agreement, Holdings and the Borrower will, and will cause each of their respective Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Credit Party to perform its obligations under any Credit Document to which it is a party.

                8.06 ERISA. As soon as possible and, in any event, within 20 days after Holdings or any of its Subsidiaries or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, Holdings or the Borrower will deliver to each of the Banks a certificate of an Authorized Officer of Holdings or the Borrower setting forth details as to such occurrence and the action, if any, that Holdings, the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by Holdings, the Borrower, such Subsidiary, the ERISA Affiliate, the PBGC, or a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred; that an accumulated funding deficiency has been incurred or an application is likely to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code with respect to a Plan; that a contribution required to be made to a Plan has not been timely made; that a Plan has been or is reasonably expected to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability giving rise to a lien under ERISA or the Code; that proceedings are likely to be or have been instituted or notice has been given to terminate or appoint a trustee to administer a Plan, that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that Holdings, any of its Subsidiaries or any ERISA Affiliate will or is reasonably expected to incur any material liability (including any contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA; or that Holdings or any Subsidiary is reasonably expected to incur any material unfunded liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any employee pension benefit plan (as defined in Section 3(2) of ERISA). Upon request, the Borrower will deliver to each of the Banks a complete copy of the annual report (Form 5500) of each Plan required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any material notices received by Holdings or any of its Subsidiaries or any ERISA Affiliate with respect to any Plan shall be delivered to the Banks no later than 20 days after the date such notice has been received by Holdings, such Subsidiary or the ERISA Affiliate, as applicable.

               8.07 End of Fiscal Years; Fiscal Quarters. Holdings shall cause
(i) each of its, and each of its Subsidiaries', Fiscal Years to end on December 31 of each year, and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

               8.08 Performance of Obligations. Holdings will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement and other debt instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

               8.09 Payment of Taxes. Holdings will pay and discharge or cause to be paid and discharged, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any material properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of Holdings or any of its Subsidiaries; provided, however, that neither Holdings nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

               8.10 Additional Security; Further Assurances; Surveys. (a) Holdings will, and will cause each of its Subsidiaries to, grant to the Collateral Agent security interests and mortgages (an "Additional Mortgage") in such fee simple interests of Real Property of Holdings or any of its Subsidiaries as are not covered by the original Mortgages, to the extent acquired after the Restatement Date, and as may be reasonably requested from time to time by the Agent or the Required Banks (each such Real Property, an "Additional Mortgaged Property"). All such Additional Mortgages shall be granted pursuant to documentation substantially in the form of the Mortgages delivered to the Agent on the Restatement Date or in such other form as is reasonably satisfactory to the Agent and shall constitute valid and enforceable perfected Liens superior to and prior to the rights of all third Persons and subject to no other Liens except as are permitted by Section 9.01 at the time of perfection thereof. The Additional Mortgages or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

               (b) Holdings will, and will cause each of its Subsidiaries to, at the expense of the Borrower, make, execute, endorse, acknowledge, file and/ or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.10. Furthermore, Holdings and the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Collateral Agent to assure itself that this Section 8.10 has been complied with.

               (c) The security interests required to be granted pursuant to this Section 8.10 shall be granted pursuant to security documentation (which shall be substantially similar to the Security Documents already executed and delivered by the Holdings and its Subsidiaries, as applicable) or otherwise satisfactory in form and substance to the Agent and shall constitute valid and enforceable perfected security interests prior to the rights of all third Persons and subject to no other Liens except such Liens as are permitted by
Section 9.01. The Additional Security Documents and other instruments related thereto shall be duly recorded or filed in such manner and in such places and at such times as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall be paid in full by the Borrower. At the time of the execution and delivery of the Additional Security Documents, the Borrower shall cause to be delivered to the Collateral Agent such opinions of counsel, Mortgage Policies, title surveys, real estate appraisals and other related documents as may be reasonably requested by the Agent or the Required Banks to assure themselves that this
Section 8.10 has been complied with.

               (d) In the event that the Agent or the Required Banks at any time after the Restatement Date determine in its or their good faith discretion that real estate appraisals satisfying the requirements of FIRREA (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with the Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Agent or the Required Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of the Borrower, to the Agent which Required Appraisal, and the respective appraiser, shall be satisfactory to the Agent.

               (e) Each of Holdings and the Borrower agrees that each action required above by Section 8.10(a) or (b) shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Agent or the Required Banks.

               8.11 Ownership of Subsidiaries. Holdings shall at all times own 100% of the outstanding capital stock of the Borrower and the Borrower shall directly or indirectly own 100% of the capital stock of each of its Subsidiaries (except as otherwise described on Schedule IV hereto as in effect on the Restatement Date and except as may be created after the Restatement Date in accordance with Section 9.15).

                8.12 Maintenance of Corporate Separateness. Holdings will, and will cause each of its Subsidiaries to, satisfy customary corporate formalities, including the maintenance of corporate records. Neither the Borrower nor any Subsidiary of the Borrower shall make any payment to a creditor of Holdings (other than a Guaranteed Creditor pursuant to any Credit Document, Tax

Sharing Agreement or an Interest Rate Protection Agreement or Other Hedging Agreement entered into with any such Guaranteed Creditor) in respect of any liability of Holdings, and no bank account of Holdings shall be commingled with any bank account of the Borrower or any Subsidiary of the Borrower. Any financial statements distributed to any creditors of Holdings shall, to the extent permitted by GAAP, clearly establish the corporate separateness of Holdings from the Borrower and each of the Borrower's Subsidiaries. Finally, neither the Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the corporate existence of Holdings on the one hand and of the Borrower or any Subsidiary of the Borrower on the other hand being ignored, or in the assets and liabilities of the Borrower or any Subsidiary of the Borrower being substantively consolidated with those of Holdings in a bankruptcy, reorganization or other insolvency proceeding.

               8.13 Repayment of SBA Loan. The Borrower shall cause the SBA Loan to be repaid in full and all Liens securing the same to be released on or prior to January 31, 1997.

               8.14 Dissolution of Masterview California. The Borrower shall, on or prior to April 15, 1998, cause Masterview California to be dissolved and all of its assets and properties to be distributed to the Borrower or to a Wholly-Owned Subsidiary of the Borrower.

               SECTION 9. NEGATIVE COVENANTS. Holdings and the Borrower covenant and agree that on and after the Restatement Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

               9.01 Liens. Holdings will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Holdings or any of its Subsidiaries, whether now owned or here after acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to Holdings or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided, however, that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

               (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

               (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (A) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (B) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

               (iii) Liens in existence on the Restatement Date which are listed, and the property subject thereto described, on Schedule VII attached hereto, but only to the respective date, if any, set forth in such Schedule VII for the removal and termination of any such Liens, plus renewals, replacements and extensions of such Liens (other than Liens securing the SBA Loan) to the extent set forth on Schedule VII, provided that (A) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension and (B) any such renewal or extension does not encumber any additional assets or properties of Holdings or any of its Subsidiaries;

               (iv) Permitted Encumbrances;

               (v) Liens created pursuant to the Security Documents;

               (vi) licenses, leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Holdings and its Subsidiaries taken as a whole;

               (vii) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 9.04, provided that (A) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (B) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

               (viii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 120 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, and all renewals, replacements and extensions thereof, provided that (A) the aggregate outstanding principal amount of all Indebtedness secured by Liens permitted by this clause
      (viii) shall not at any time exceed $4,000,000 at any time outstanding and
      (B) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

               (ix) easements, rights-of-way, restrictions (including zoning restrictions), encroachments, protrusions and other similar charges or encumbrances, and minor title deficiencies, in each case whether now or hereafter in existence, not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

               (x) Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

               (xi) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.09, provided that no cash or property is deposited or delivered to secure the respective judgment or award (or any appeal bond in respect thereof, except as permitted by following clause (xiii));

               (xii) statutory and contractual landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

               (xiii) Liens (other than any Lien imposed by ERISA) (A) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or (B) to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) and (C) deposits made in the ordinary course of business to secure liability for premiums to insurance carriers, provided that the aggregate amount of deposits at any time pursuant to clauses (B) and (C) shall not exceed $1,000,000 in the aggregate;

               (xiv) any interest or title of a lessor, sublessor, licensee or licensor under any lease or license agreement permitted by this Agreement;

               (xv) Liens in favor of a banking institution arising as a matter of law encumbering the deposits (including the right of setoff) held by such banking institutions incurred in the ordinary course of business and which are within the general parameters customary in the banking industry;

               (xvi) Liens in favor of customs and revenue authorities arising as a matter of law to secure the payment of customs duties in connection with the importation of goods;

               (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Restatement Date;

               (xviii) Deposits made to secure statutory obligations in the form of excise taxes;

               (xix) Liens arising out of barter transactions or arrangements for the sale or purchase of goods or services entered into by the Borrower or any of its Subsidiaries in the ordinary course of business in accordance with the past practices of the Borrower and its Subsidiaries prior to the Restatement Date;

               (xx) Liens on cash collateral not to exceed $500,000 arising in connection with Other Hedging Agreements permitted under Section 9.05(xiii); and

               (xxi) Liens not otherwise permitted by the foregoing clauses (i) through (xx) to the extent attaching to properties and assets with an aggregate fair value not in excess of, and securing liabilities not in excess of, $1,000,000 in the aggregate at any time outstanding.

               9.02 Consolidation; Merger; Purchase or Sale of Assets; etc. Holdings will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and intangible assets in the ordinary course of business) of any Person, except that the following shall be permitted:

               (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

               (ii) each of the Borrower and its Subsidiaries may (A) in the ordinary course of business, sell, lease or otherwise dispose of any assets which, in the reasonable judgment of such Person, are obsolete, worn out or otherwise no longer useful in the conduct of such Person's business and (B) sell, lease or otherwise dispose of any other assets, provided that the aggregate Net Sale Proceeds of all assets subject to sales or other dispositions pursuant to this clause (ii) which are not reinvested to acquire Reinvestment Assets in accordance with Section 4.02(d) shall not exceed $2,000,000 in any Fiscal Year;

               (iii) sales of assets the Net Sale Proceeds of which are used to acquire Reinvestment Assets in accordance with Section 4.02(d);

               (iv) investments may be made to the extent permitted by Section 9.05;

               (v) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 9.04);

               (vi) each of the Borrower and its Subsidiaries may make sales or transfers of inventory in the ordinary course of business and consistent with past practices (including, without limitation, sales or transfers of inventory by the Borrower to its Subsidiaries so long as at fair market value);

               (vii) each of the Recapitalization and the Acquisition shall be permitted;

               (viii) the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (A) which are overdue or (B) which the Borrower may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

               (ix) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of an insurance settlement, so long as the proceeds thereof are applied as required by Section 4.02(e);

               (x) license or sublicenses by the Borrower and its Subsidiaries of software, trademarks and other intellectual property in the ordinary course of business and which do not materially interfere with the business of the Borrower or any Subsidiary;

               (xi) the Borrower or any Subsidiary may enter into consignment arrangements (as consignor or as consignee) or similar arrangements for the sale of goods in the ordinary course of business and consistent with the past practices of the Borrower and its Subsidiaries prior to the Restatement Date;

               (xii) the Borrower or any Domestic Wholly-Owned Subsidiary of the Borrower may transfer assets to or lease assets to or acquire or lease assets from the Borrower or any other Domestic Wholly-Owned Subsidiary or any Domestic Wholly-Owned Subsidiary may be merged into the Borrower (as long as the Borrower is the surviving corporation of such merger) or any other Domestic Wholly-Owned Subsidiary of the Borrower, or any Domestic Wholly-Owned Subsidiary may dissolve (as long as all of the properties and assets of such dissolved Subsidiary are distributed in their entirety to the Borrower or to a Domestic Wholly-Owned Subsidiary of the Borrower); and

               (xiii) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may acquire assets or the capital stock of any Person (any such acquisition permitted by this clause (xiii), a "Permitted Acquisition"), provided, that (i) such Person (or the assets so acquired) was, immediately prior to such acquisition, engaged (or used) primarily in the business permitted pursuant to Section 9.13(a), (ii) if such acquisition is structured as a stock acquisition, then either (A) the Person so acquired becomes as Wholly-Owned Subsidiary of the Borrower or
      (B) such Person is merged with and into the Borrower or a Wholly-Owned Subsidiary of the Borrower (with the Borrower or such Wholly-Owned Subsidiary being the surviving corporation of such merger), and in any case, all of the provisions of Section 9.14 have been complied with in respect of such Person, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 9.01 or 9.04, as the case may be, and (iv) the aggregate amount of consideration paid by the Borrower or any other Person in connection with all such Permitted Acquisitions shall not exceed $12,500,000.

To the extent the Required Banks waive the provisions of this Section 9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02, such Collateral (unless sold to Holdings or a Subsidiary of Holdings) shall be sold free and clear of the Liens created by the Security Documents, and the Agent and Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

               9.03 Dividends. Holdings will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to Holdings or any of its Subsidiaries, except that:

               (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

               (ii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including, without limitation, legal and accounting expenses and similar expenses);

               (iii) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, franchise taxes and federal, state and local income taxes and interest and penalties with respect thereto, if any, payable by Holdings, provided that any refund shall be promptly returned by Holdings to the Borrower;

               (iv) the Borrower may pay cash Dividends to Holdings for the purpose of paying, so long as all proceeds thereof are promptly used by Holdings to pay, management fees or executive compensation to the extent such management fees or executive compensation are permitted by Section 9.06(iv);

               (v) Holdings may repurchase Holdings Common Stock and/or options to purchase Holdings Common Stock held by individual directors, executives, officers, members of management, employees or consultants of Holdings or any of its Subsidiaries upon the death, disability, retirement or termination of such individual director, executive, officer, member of management, employee or consultant or the exercise of such options in accordance with replacement option and performance option agreements entered into as part of the Transaction and future option agreements entered into in the ordinary course of business; provided, however, that
      (A) no Default or Event of Default then exists or would result therefrom and (B) the aggregate amount of cash expended by Holdings pursuant to this clause (v) shall not exceed $5,000,000 in the aggregate (plus the amount of cash proceeds received by Holdings from reissuance to a new individual director, executive, officer, member of management, employee or consultant of Holdings or any of its Subsidiaries of such Holdings Common Stock as a result of such individual replacing a then employed or retained individual director, executive, officer, member of management, employee or consultant of Holdings or any of its Subsidiaries); and provided further, that Holdings may purchase, redeem or otherwise acquire common stock of Holdings (or options to purchase such common stock) pursuant to this clause (v) without regard to restrictions set forth in the first proviso above for consideration consisting of the proceeds of key man life insurance obtained for the purposes described in this clause (v);

               (vi) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to make the purchases referred to in clause
      (v) above, so long as all proceeds thereof are promptly used by Holdings to make such purchases and/or pay such Dividends;

               (vii) the Borrower may pay cash Dividends to Holdings for the purpose of enabling Holdings to consummate the Recapitalization; and

               (viii) Holdings may pay cash dividends, make distributions on its capital stock or make purchases or redemptions of its capital stock (and the Borrower may pay cash dividends or make distributions on its capital stock for purposes of enabling Holdings to make such dividends, distributions, purchases or redemptions) to the extent that the aggregate amount of all such dividends, distributions, purchases and redemptions from and after the Closing Date to the date of the proposed dividend, distribution, purchase or redemption (after giving effect to such proposed dividend, distribution, purchase or redemption) would not exceed $5,500,000; provided, however, that no Event of Default or Default shall have occurred and be continuing before or after giving effect to any such proposed dividend, distribution, purchase or redemption.

               9.04 Indebtedness. Holdings will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

               (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

               (ii) Existing Indebtedness shall be permitted to the extent the same is listed on Schedule V hereto, including any refinancings or renewals thereof (other than the SBA Loan), provided that (A) the aggregate principal amount of such Indebtedness does not increase from that amount outstanding at the time of any such renewal or refinancing and
      (B) the Weighted Average Life to Maturity of such Indebtedness is not decreased;

               (iii) Indebtedness of the Borrower incurred under the Senior Subordinated Notes in an aggregate principal amount not to exceed $100,000,000 (as reduced by any repayments of principal thereof) and guarantees of such Indebtedness by any Subsidiary of the Borrower;

               (iv) accrued expenses and current trade accounts payable incurred in the ordinary course of business;

               (v) Indebtedness under Interest Rate Protection Agreements on terms reasonably acceptable to the Agent;

               (vi) Indebtedness evidenced by Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07;

               (vii) intercompany Indebtedness of any Domestic Wholly-Owned Subsidiary of the Borrower owing to the Borrower or any other Domestic Wholly-Owned Subsidiary of the Borrower, or of the Borrower owing to any Domestic Wholly-Owned Subsidiary of the Borrower, to the extent permitted by Section 9.05(v) or (vi);

               (viii) Indebtedness of any Wholly-Owned Subsidiary of the Borrower to the Borrower or another Wholly-Owned Subsidiary of the Borrower constituting the purchase price in respect of intercompany transfers of goods made in the ordinary course of business to the extent not constituting Indebtedness for borrowed money;

               (ix) Indebtedness subject to liens permitted under Section 9.01(viii);

               (x) Contingent Obligations of the Borrower or any Subsidiary as a guarantor of the lessee under any lease pursuant to which the Borrower or a Subsidiary is the lessee so long as such lease is otherwise permitted hereunder;

               (xi) Indebtedness under Other Hedging Agreements (A) that are futures contracts for the purchase of raw materials used by the Borrower and its Subsidiaries incurred in the ordinary course of business and (B) otherwise, the liabilities of which shall not exceed $500,000 in the aggregate at any one time, on all terms acceptable to the Agent; and

               (xii) additional indebtedness of the Borrower and its Subsidiaries not to exceed $5,000,000 in aggregate principal amount outstanding at any one time.

               9.05 Advances, Investments and Loans. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents, except that the following shall be permitted:

               (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

               (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans of Non-Defaulting Banks are outstanding, the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Subsidiaries shall not exceed $4,000,000 for any period of five consecutive days;

               (iii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors and employees so long as the aggregate principal amount thereof at any time outstanding shall not exceed $500,000;

               (iv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(v);

               (v) any Domestic Wholly-Owned Subsidiary may make intercompany loans to the Borrower or any Domestic Wholly-Owned Subsidiary and the Borrower may make inter company loans and advances to any Domestic Wholly-Owned Subsidiary;

               (vi) intercompany Indebtedness existing on the Restatement Date to the extent such intercompany Indebtedness is evidenced by an intercompany note in the form of Exhibit M, which note is pledged by the holder thereof as Collateral pursuant to the Pledge Agreement;

               (vii) the Borrower and it Subsidiaries may sell or transfer assets to each other to the extent permitted by Section 9.02;

               (viii) the Borrower may establish Subsidiaries to the extent permitted by Section 9.11;

               (ix) Holdings may repurchase Holdings Common Stock to the extent permitted by Section 9.03;

               (x) promissory notes and other similar non-cash consideration received by the Borrower and its Subsidiaries in connection with dispositions permitted by Section 9.02 so long as the aggregate principal amount thereof does not exceed $1,000,000 at any one time outstanding;

               (xi) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (xii) investments by the Borrower in or to any Domestic Wholly-Owned Subsidiary;

               (xiii) the Borrower may enter into Other Hedging Agreements to the extent permitted by Section 9.04(xi);

               (xiv) Permitted Acquisitions and the Acquisition shall be permitted; and

               (xv) in addition to the foregoing, the Borrower and its Subsidiaries may make additional loans, advances and investments not to exceed $5,000,000 in the aggregate, net of any returns of capital.

               9.06 Transactions with Affiliates. Holdings will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of Holdings or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to Holdings or such Subsidiary as would reasonably be obtained by Holdings or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

               (i) Dividends may be paid to the extent provided in Section 9.03;

               (ii) loans may be made and other transactions may be entered into between the Borrower and its Subsidiaries to the extent permitted by Sections 9.02, 9.04 and 9.05;

               (iii) customary fees may be paid to non-officer directors of Holdings;

               (iv) Holdings and its Subsidiaries may enter into and make payments pursuant to employment arrangements with respect to the procurement of services of their respective officers and employees in the ordinary course of business;

               (v)     Holdings may make capital contributions to the Borrower;

               (vi) Holdings and/or the Borrower may pay to Hicks, Muse & Co. Partners, L.P., the amount set forth in (1) the Monitoring Agreement as in effect on the Closing Date and (2) the Financial Advisory Agreement as in effect on the Restatement Date;

               (vii) Holdings and/or any of its Subsidiaries may provide management services to, or receive management services on an arm's-length basis from, an Affiliate of Holdings or any of its Subsidiaries; and

               (viii) the Borrower or any of its Subsidiaries may make payments required under that certain Stock Purchase Agreement dated September 27, 1996 relating to the acquisition of Vinyl Building Specialties of Connecticut, Inc. and Bishop Manufacturing Co. of New York, Inc. by the Borrower, as such Stock Purchase Agreement is in effect as of the Closing Date.

               Except as specifically provided above, no management or similar fees shall be paid or payable by Holdings or any of its Subsidiaries to any Person.

               9.07 Capital Expenditures. (a) Holdings will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures except in accordance with this Section 9.07.

               (b) Notwithstanding anything to the contrary contained in clause
(a) above, during any Fiscal Year the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of such Capital Expenditures made under this Section 9.07(b) does not exceed in any Fiscal Year set forth below the amount set forth opposite such Fiscal Year:


                Fiscal Year                        Amount
                -----------                       -------
                  1996                           $4,500,000
                  1997                           $4,750,000
                  1998                           $6,600,000
                  1999                           $5,500,000
                  2000                           $5,800,000
                  2001                           $6,100,000
                  2002                           $6,400,000
                  2003                           $6,700,000
                  2004                           $1,750,000

               (c) Notwithstanding anything to the contrary contained in clauses
(a) or (b) above, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to clause (b) above (excluding only those Capital Expenditures made pursuant to clause (d) below) in any Fiscal Year is less than the amount set forth above in clause (b) with respect to such Fiscal Year, up to 50% of the amount of such difference may be carried forward and used by the Borrower and its Subsidiaries to make Capital Expenditures in the immediately succeeding Fiscal Year.

               (d) In addition to the Capital Expenditures permitted pursuant to preceding clauses (b) and (c), the Borrower and its Subsidiaries may make additional Capital Expenditures as follows: (i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales not required to be applied to prepay the Loans pursuant to Section 4.02(b) as a result of (A) clause (ii) of the first parenthetical phrase contained therein and (B) the acquisition of Reinvestment Assets pursuant to the proviso thereto, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans pursuant to Section 4.02(c), and (iii) Capital Expenditures constituting Permitted Acquisitions and the Acquisition.

               9.08 Minimum Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:


                Fiscal Quarter Ending                  Ratio
                ---------------------                  -----
                December 31, 1996                      1.50:1
                March 31, 1997                         1.50:1
                June 30, 1997                          1.50:1


                September 30, 1997                     1.50:1
                December 31, 1997                      1.50:1
                March 31, 1998                         1.65:1
                June 30, 1998                          1.65:1
                September 30, 1998                     1.65:1
                December 31, 1998                      1.65:1
                March 31, 1999                         1.75:1
                June 30, 1999                          1.75:1
                September 30, 1999                     1.75:1
                December 31, 1999                      1.75:1
                March 31, 2000                         1.85:1
                June 30, 2000                          1.85:1
                September 30, 2000                     1.85:1
                December 31, 2000                      1.85:1
                March 31, 2001                         2.00:1
                June 30, 2001                          2.00:1
                September 30, 2001                     2.00:1
                December 31, 2001                      2.00:1
                March 31, 2002                         2.10:1
                June 30, 2002                          2.10:1
                September 30, 2002                     2.10:1
                December 31, 2002                      2.10:1
                March 31, 2003                         2.25:1
                June 30, 2003                          2.25:1
                September 30, 2003                     2.25:1
                December 31, 2003                      2.25:1
                March 31, 2004                         2.25:1

         Notwithstanding anything to the contrary herein, for purposes of determining the Consolidated Interest Coverage Ratio pursuant to this Section
9.08 for the Test Periods ending December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997, (i) Consolidated EBITDA for the fiscal quarters ending December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 shall be deemed to be $7,162,000, $5,522,000, $7,228,000 and $6,795,000,
respectively, and (ii) Consolidated Net Cash Interest Expense for the fiscal quarters ending December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 shall be deemed to be $2,750,000, for each such fiscal quarter.

                  9.09 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period, in each case taken as one accounting period, ended on the last day of a fiscal quarter of the Borrower set forth below to be less than the amount set forth opposite such fiscal quarter below:


               Fiscal Quarter Ending                         Amount
               ----------------------                        ------
                December 31, 1996                          $16,130,000
                March 31, 1997                             $16,140,000
                June 30, 1997                              $16,140,000
                September 30, 1997                         $16,140,000
                December 31, 1997                          $16,140,000
                March 31, 1998                             $17,770,000
                June 30, 1998                              $19,000,000
                September 30, 1998                         $21,000,000
                December 31, 1998                          $23,300,000
                March 31, 1999                             $23,500,000
                June 30, 1999                              $23,900,000
                September 30, 1999                         $24,400,000
                December 31, 1999                          $24,700,000
                March 31, 2000                             $24,900,000
                June 30, 2000                              $25,400,000
                September 30, 2000                         $25,900,000
                December 31, 2000                          $26,200,000
                March 31, 2001                             $26,400,000
                June 30, 2001                              $26,900,000
                September 30, 2001                         $27,400,000
                December 31, 2001                          $27,800,000
                March 31, 2002                             $28,000,000
                June 30, 2002                              $28,500,000
                September 30, 2002                         $29,100,000
                December 31, 2002                          $29,500,000
                March 31, 2003                             $29,700,000
                June 30, 2003                              $30,200,000
                September 30, 2003                         $30,800,000
                December 31, 2003                          $31,200,000
                March 31, 2004                             $31,500,000


         Notwithstanding anything to the contrary herein, for purposes of determining the minimum Consolidated EBITDA pursuant to this Section 9.09 for the Test Periods ending December 31, 1996, March 31, 1997, June 30, 1997 and September 30, 1997, Consolidated EBITDA for the fiscal quarters ending December 31, 1995, March 31, 1996, June 30, 1996 and September 30, 1996 shall be deemed to be $7,162,000, $5,522,000, $7,228,000 and $6,795,000, respectively.

               9.10 Limitation on Modifications of Indebtedness and Payments of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. Holdings will not, and will not permit any of its Subsidiaries to:

               (i) amend or modify, or permit the amendment or modification of, any provision of the Existing Indebtedness or the Monitoring Agreement, or of any agreement (including, without limitation, any purchase agreement, indenture, loan agreement, security agreement or certificate of designation) relating thereto other than any amendments or modifications to the Existing Indebtedness which do not in any way adversely affect the interests of the Banks and are otherwise permitted under Section 9.04(ii);

               (ii) amend or modify, or permit the amendment or modification of, any provision of any Senior Subordinated Note Document, except for any amendment or modification which provides solely for the addition of subsidiary guarantors ;

               (iii) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, change of control or similar event of, any Senior Subordinated Note; or

               (iv) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation or By-Laws, or any agreement entered into by it, with respect to its capital stock (including any Shareholders' Agreement), or enter into any new agreement with respect to its capital stock, other than any amendments, modifications or changes pursuant to this clause (iii) or any such new agreements pursuant to this clause (iii) which do not in any way adversely affect the interests of the Banks.

               9.11 Limitation on Certain Restrictions on Subsidiaries. Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (i) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Holdings or any Subsidiary of Holdings, or pay any Indebtedness owed to Holdings or a Subsidiary of Holdings,
(ii) make loans or advances to Holdings or any of Holdings' Subsidiaries or
(iii) transfer any of its properties or assets to Holdings or any of Holdings' Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (A) applicable law, (B) this Agreement and the other Credit Documents,
(C) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or a Subsidiary of the Borrower,
(D) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or a Subsidiary of the Borrower in the ordinary course of business and (E) the Senior Subordinated Note Documents.

               9.12 Limitation on Issuance of Capital Stock. (a) Holdings shall not issue any class of capital stock other than non-redeemable common stock.

              (b) No Subsidiary of Holdings shall issue, or permit any of its Subsidiaries to issue, any class of capital stock other than non-redeemable common stock, provided that Subsidiaries formed after the Closing Date pursuant to Section 9.15 may issue capital stock to the Borrower or a Subsidiary of the Borrower which is to own such stock. All capital stock issued in accordance with this Section 9.13(b) shall be delivered to the Collateral Agent for pledge pursuant to the applicable Pledge Agreement.

                  9.13 Changes in Business. (a) The Borrower and its Subsidiaries will not engage in any business other than the business engaged in by them as of the Closing Date and activities directly related thereto, and businesses complementary to the business or similar or related businesses.

                  (b) Holdings will engage in no business other than (i) its ownership of the capital stock of the Borrower, (ii) the issuance of the Holdings Common Stock and options and warrants to purchase Holdings Common Stock and (iii) activities associated with expenses paid with dividends made by the Borrower pursuant to Section 9.03. Notwithstanding the foregoing, Holdings may engage in those activities that are incidental to (A) the maintenance of its corporate existence in compliance with applicable law, (B) legal, tax and accounting matters in connection with any of the foregoing activities and (C) entering into, and performing its obligations under, the Documents to which it is a party.

                  9.14 Limitation on Creation of Subsidiaries. Except for (x) a Domestic Wholly-Owned Subsidiary formed for the purpose of consummating a Permitted Acquisition (so long as neither the value of the total assets or the net worth of such Subsidiary exceeds $1,000) (an "Acquisition Subsidiary"), (y) Atrium Arizona and (z) subject to Section 8.14, Masterview California, Holdings will not, and will not permit any Subsidiary to, establish, create or acquire any additional Subsidiaries without the prior written consent of the Required Banks. Without limiting the foregoing, (i) such new Subsidiaries (other than an Acquisition Subsidiary, but only for a period of 60 days after the creation thereof) may be required to execute such guarantees and security documents as the Required Banks shall request (including documents substantially similar to or amendments to each of (A) the Pledge Agreement, (B) the Subsidiary Guarantee and (C) the Security Agreement), and in such forms as shall be satisfactory to them and (ii) the holders of the capital stock of such new Subsidiaries may be required to execute and deliver additional pledge agreements, in form and substance satisfactory to the Agent.

                  SECTION 10. EVENTS OF DEFAULT. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any Unpaid Drawings or interest on any Loan or Note, or any Fees or any other amounts owing hereunder or thereunder; or

                  10.02 Representations, Etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i), 8.07, 8.11, 8.13 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank; or

                  10.04 Default Under Other Agreements. Holdings or any of its Subsidiaries shall (i) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (iii) any Indebtedness (other than the Obligations) of Holdings or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (A) it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) through (iii), inclusive, is at least $5,000,000; or

                  10.05 Bankruptcy, Etc. Holdings or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against Holdings or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings or any of its Subsidiaries, or there is commenced against Holdings or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or Holdings or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by Holdings or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under
Section 412 of the Code, any Plan shall have had or, in the reasonable opinion of the Required Banks, is reasonably expected to have a trustee appointed to administer such Plan under Title IV of ERISA, any Plan is, shall have been or is reasonably expected to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made to a Plan has not been made, Holdings or any of its Subsidiaries or any ERISA Affiliate has incurred or is reasonably expected to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29),
4971, 4975 or 4980 of the Code, or Holdings or any of its Subsidiaries has incurred or is reasonably expected to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) which provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or employee pension benefit plans (as defined in Section 3(2) of ERISA); (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and in each case in clauses (a) and
(b) above, such lien, security interest or liability, in the reasonable opinion of the Required Banks, will have a Material Adverse Effect; or

                  10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease in any material respect to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any of the Security Documents and such default shall continue beyond any grace period specifically applicable thereto pursuant to the terms of such Security Document; or

                  10.08 Guaranty. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; or

                  10.09 Judgments. One or more judgments or decrees shall be entered against Holdings or any of its Subsidiaries involving in the aggregate for Holdings and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments exceeds $5,000,000; or

                  10.10 Change of Control. A Change of Control shall occur; or

                  10.11 Environmental Matters. At any time after the execution and delivery thereof, the Environmental Indemnity Agreement or any provision thereof shall cease to be in full force or effect as to Holdings or any of its Subsidiaries, or Holdings or any of its Subsidiaries shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Environmental Indemnity Agreement, and such default shall continue unremedied for a period of 30 days after written notice to the Borrower by the Agent or any Bank;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all Commitments of the Banks shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit, which may be terminated, in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral as provided in Section 4.02.

                  SECTION 11.  DEFINITIONS AND ACCOUNTING TERMS.

                  11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acquired Business" has the meaning assigned to that term in the definition of "Acquisition."

                  "Acquisition" means the acquisition by Atrium Arizona of substantially all of the assets and assumption of certain liabilities (all such assets and liabilities being referred to hereafter as the "Acquired Business") of Masterview Window on the Restatement Date pursuant to the Acquisition Documents.

                  "Acquisition Documents" means the Asset Purchase Agreement dated as of March 4, 1998 between Masterview Window and the Borrower, together with all Schedules and Exhibits thereto and all agreements, documents and instruments executed and delivered in connection therewith.

                  "Additional Collateral" shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.10.

                  "Additional Mortgage" shall have the meaning provided in
Section 8.10(a).

                  "Additional Mortgaged Property" shall have the meaning provided in Section 8.10(a).

                  "Additional Security Documents" shall mean all mortgages, pledge agreements, security agreements and other security documents entered into pursuant to Section 8.10 with respect to Additional Collateral.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (i) the rate obtained by dividing (A) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Agent, by (B) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (ii) the then daily net annual assessment rate as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Adjusted Consolidated Net Income" for any period shall mean Consolidated Net Income for such period plus, without duplication, the sum of the amount of (i) all non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense and non-cash interest expense, but excluding any non-cash charges reflected in Adjusted Consolidated Working Capital) and (ii) non-cash losses (including non-cash losses from the sale of assets) which were included in arriving at Consolidated Net Income for such period less the sum of (x) the amount of all non-cash gains (including non-cash gains from asset sales and excluding items reflected in Adjusted Consolidated Working Capital) and (y) all deferred tax benefits included in arriving at Consolidated Net Income for such period.

                  "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities.

                  "Adjusted Percentage" shall mean (x) at a time when no Bank Default exists, for each Bank, such Bank's Percentage and (y) at a time when a Bank Default exists (i) for each Bank that is a Defaulting Bank, zero and (ii) for each Bank that is a Non-Defaulting Bank, the percentage determined by dividing such Bank's Revolving Loan Commitment at such time by the Adjusted Total Revolving Loan Commitment at such time, it being understood that all references herein to Revolving Loan Commitments and the Adjusted Total Revolving Loan Commitment at a time when the Total Revolving Loan Commitment or Adjusted Total Revolving Loan Commitment, as the case may be, has been terminated shall be references to the Revolving Loan Commitments or Adjusted Total Revolving Loan Commitment, as the case may be, in effect immediately prior to such termination, provided that (A) no Bank's Adjusted Percentage shall change upon the occurrence of a Bank Default from that in effect immediately prior to such Bank Default if after giving effect to such Bank Default, and any repayment of Revolving Loans at such time pursuant to Section 4.02(a) or otherwise, the sum of (i) the aggregate outstanding principal amount of Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings, exceed the Adjusted Total Revolving Loan Commitment; (B) the changes to the Adjusted Percentage that would have become effective upon the occurrence of a Bank Default but that did not become effective as a result of the preceding clause (A) shall become effective after the occurrence of the relevant Bank Default to the extent the sum of (i) the aggregate outstanding principal amount of the Revolving Loans of all Non-Defaulting Banks plus (ii) the Letter of Credit Outstandings is equal to or less than the Adjusted Total Revolving Loan Commitment; and (C) if (i) a Non-Defaulting Bank's Adjusted Percentage is changed pursuant to the preceding clause (B) and (ii) any repayment of such Bank's Revolving Loans, or of Unpaid Drawings with respect to Letters of Credit, that were made during the period commencing after the date of the relevant Bank Default and ending on the date of such change to its Adjusted Percentage must be returned to the Borrower as a preferential or similar payment in any bankruptcy or similar proceeding of the Borrower, then the change to such Non-Defaulting Bank's Adjusted Percentage effected pursuant to said clause (B) shall be reduced to that positive change, if any, as would have been made to its Adjusted Percentage if (x) such repayments had not been made and (y) the maximum change to its Adjusted Percentage would have resulted in the sum of the outstanding principal of Revolving Loans made by such Bank plus such Bank's new Adjusted Percentage of the outstanding principal amount of Letter of Credit Outstandings equaling such Bank's Revolving Loan Commitment at such time.

                  "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Loan Commitment less the aggregate Revolving Loan Commitments of all Defaulting Banks.

                  "Affected Eurodollar Loans" shall have the meaning provided in
Section 4.02(g).

                  "Affiliate" shall mean, with respect to any Person, any other Person (including, for purposes of Section 9.06 only, all directors, officers and partners of such Person) directly or in directly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that for purposes of Section 9.06, an Affiliate of Holdings shall include any Person that directly or indirectly owns more than 5% of any class of the capital stock of Holdings and any officer or director of Holdings or any such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agent" shall mean Bankers Trust Company, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to Section 12.09.

                  "Aggregate Unutilized Commitments" with respect to any Bank at any time shall mean such Bank's Unutilized Revolving Loan Commitment at such time, if any.

                  "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated, extended, renewed or replaced from time to time.

                  "Anticipated Reinvestment Amount" shall mean, with respect to any Reinvestment Election, the amount specified in the Reinvestment Notice delivered by the Borrower in connection therewith as the amount that the Borrower intends to use to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Applicable Margin" shall mean a percentage per annum equal to
(i) in the case of Loans which are maintained as Base Rate Loans, 1.25%, and
(ii) in the case of Loans which are maintained as Eurodollar Loans, 2.25%.

                  "Assignment and Assumption Agreement" shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit N attached hereto (appropriately completed).

                  "Atrium Arizona" shall mean Atrium Door and Window Company of Arizona, a Delaware corporation and a direct Wholly-Owned Subsidiary of the Borrower.

                  "Authorized Officer" of any Credit Party shall mean any of the Chairman of the Board, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Secretary, any Assistant Secretary, any Assistant Treasurer or the Controller of such Credit Party or any other officer of such Credit Party which is designated in writing to the Agent, BTCo and any other Issuing Bank by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

                  "Bank" shall mean each financial institution listed on
Schedule I attached hereto, as well as any Person which becomes a "Bank" hereunder pursuant to Section 13.04(b).

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.03(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 1.01(c) or Section 2, in the case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 10.05.

                  "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate and (ii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean each Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Borrower" shall have the meaning provided in the preamble of this Agreement.

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "BTCo" shall mean Bankers Trust Company in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, including all such expenditures with respect to fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles) and the amount of Capitalized Lease Obligations incurred by such Person.

                  "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any State thereof or the District of Columbia

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




having capital, surplus and undivided profits aggregating in excess of $200,000,000, with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Rating Services, a division of McGraw-Hill, Inc., or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above and (vi) deposit accounts maintained in the ordinary course of business.

                  "Change of Control" shall mean (i) Holdings shall at any time cease to own 100% of the capital stock of the Borrower; (ii) if the Permitted Investors shall cease to have the power, directly or indirectly, to vote or direct the voting of securities having a majority of the ordinary voting power for the election of directors of Holdings, provided that the occurrence of the foregoing event shall not be deemed a "Change of Control" if (A) at any time prior to the consummation of an Initial Public Offering, (1) the Permitted Investors otherwise have the right to designate (and do so designate) a majority of the board of directors of Holdings or (2) the HM Group own of record and beneficially an amount of common stock of Holdings equal to at least 50% of the amount of common stock of Holdings (adjusted for stock splits, stock dividends and other similar events on an equitable basis) owned by the HM Group of record and beneficially as of the Closing Date and such ownership by the HM Group represents the largest single block of voting securities of Holdings held by any "person" or "group" for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or (B) at any time after the consummation of an Initial Public Offering, (1) no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), excluding the Permitted Investors, shall become the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 15% of the then outstanding voting stock of Holdings and
(y) the percentage of the then outstanding voting stock of Holdings owned by the Permitted Investors and (2) the board of directors of Holdings shall consist of a majority of Continuing Directors.

                  "Closing Date" shall mean November 27, 1996.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Closing Date, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all property (whether real or personal) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, the Mortgaged Properties, all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10 hereof and all Additional Collateral, if any.


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




                  "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

                  "Collective Bargaining Agreements" shall have the meaning provided in Section 5.05.

                  "Commitment" shall mean any of the commitments of any Bank, i.e., whether the Term Loan Commitment or Revolving Loan Commitment.

                  "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Consolidated Current Assets" shall mean, at any time, the consolidated current assets of Holdings and its Consolidated Subsidiaries.

                  "Consolidated Current Liabilities" shall mean, at any time, the consolidated current liabilities of Holdings and its Consolidated Subsidiaries at such time, but excluding (i) the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein, (ii) accrued but unpaid interest with respect to the Indebtedness described in clause (i), and (iii) the current portion of Indebtedness constituting Capitalized Lease Obligations.

                  "Consolidated EBIT" shall mean, for any period, the Consolidated Net Income of Holdings and its Consolidated Subsidiaries, before Consolidated Net Cash Interest Expense and provision for taxes and without giving effect to any extraordinary gains or losses or gains or losses from sales of assets other than inventory sold in the ordinary course of business.

                  "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT, adjusted by adding thereto the amount of all amortization of intangibles and depreciation and all non-cash charges, in each case that were deducted in arriving at Consolidated EBIT for such period, and, solely with respect to the fourth fiscal quarter of 1996, all cash charges relating to the Transaction.

                  "Consolidated Indebtedness" shall mean the sum of (i) an amount equal to the principal amount of all outstanding Senior Subordinated Notes, (ii) an amount equal to the principal amount of all outstanding Term Loans, (iii) an amount equal to the average aggregate outstanding principal amount of Revolving Loans for the preceding twelve-month period (provided that for purposes of determining the average aggregate outstanding amount of Revolving Loans for Test Periods ending prior to the first anniversary of the Closing Date, such Test Periods shall commence on the Closing Date) and (iv) an amount equal to the principal amount of all other funded indebtedness of Holdings and its respective Subsidiaries, each determined in accordance with GAAP.

                  "Consolidated Interest Coverage Ratio" for any period shall mean the ratio of Consolidated EBITDA to Consolidated Net Cash Interest Expense for such period.


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




                  "Consolidated Net Cash Interest Expense" shall mean, for any period, without duplication total cash interest expense (including that attributable to Capitalized Lease Obligations in accordance with GAAP) of Holdings and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Holdings and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges paid with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Protection Agreements, but excluding the amortization of any deferred financing costs incurred in connection with the Transactions and the Acquisition net of the total consolidated cash interest income of Holdings and its Consolidated Subsidiaries for such period.

                  "Consolidated Net Income" shall mean, for any period, the consolidated net after tax income of Holdings and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Consolidated Subsidiaries" shall mean, as to any Person, all Subsidiaries of such Person which are consolidated with such Person for financial reporting purposes.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or
(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include (x) endorsements of instruments for deposit or collection in the ordinary course of business and (y) customary indemnification obligations incurred in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if the less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Directors" shall mean the directors of Holdings on the date which occurs six months prior to the consummation of an Initial Public Offering and each other director, if such Director's nomination for election to the Board of Directors of Holdings is recommended by a majority of the then Continuing Directors.

                  "Credit Documents" shall mean this Agreement, the Subsidiary Guaranty, each Note, the Environmental Indemnity Agreement, each Security Document and, after the execution and delivery thereof, each additional guaranty or security document executed pursuant to Section 8.10, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit (but excluding any conversion or continuation of an existing Loan).

                  "Credit Party" shall mean Holdings, the Borrower and each Subsidiary Guarantor.

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Dividend" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of such Person outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

                  "Documents" shall mean the Credit Documents, the Acquisition Documents and the Recapitalization Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of the Borrower, incorporated or organized in the United States or any State or territory thereof.

                  "Domestic Wholly-Owned Subsidiary" shall mean each Domestic Subsidiary which is a Wholly-Owned Subsidiary of the Borrower.

                  "Drawing" shall have the meaning provided in Section 2.04(b).


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




                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Employee Benefit Plans" shall mean (i) those described in
Section 5.05 and (ii) after the Closing Date, any Plan for the compensation of management, employees or consultants of Holdings or any of its Subsidiaries, or any arrangement for the benefit of management, employees or consultants of Holdings or any of its Subsidiaries, in form and substance reasonably acceptable to Agent.

                  "Environmental Claims" shall have the meaning provided in the Environmental Indemnity Agreement.

                  "Environmental Indemnity Agreement" shall have the meaning provided in Section 5.08.

                  "Environmental Law" shall have the meaning provided in the Environmental Indemnity Agreement.

                  "Equity Issuance" shall have the meaning provided in Section 5.07(b).

                  "Equity Issuance Documents" shall mean the documents entered into or delivered in connection with the Equity Issuance.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with Holdings or any Subsidiary of Holdings would be deemed to be a "single employer" (i) within the meaning of
Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of Holdings or a Subsidiary of Holdings being or having been a general partner of such person.

                  "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

                  "Eurodollar Rate" shall mean (i) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/16 of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other

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




reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning provided in Section 10.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (a) the sum of (i) Adjusted Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (b) the sum of (i) the amount of Capital Expenditures made by the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to and in accordance with Sections 9.07(a),
(b), (c) and (d), except to the extent financed with the proceeds of Indebtedness or pursuant to Capitalized Lease Obligations, (ii) the aggregate amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries and the permanent repayment of the principal component of Capitalized Lease Obligations of the Borrower and its Subsidiaries (excluding (1) payments with proceeds of asset sales and (2) payments of Loans or other Obligations, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Repayment under Section 4.02(b) (but not as a reduction to the amount of Scheduled Repayments pursuant to another provision of this Agreement) or (y) made as a voluntary prepayment pursuant to Section 4.01 with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) during such period, (iii) Dividends paid by Holdings in compliance with the terms of this Agreement, (iv) the principal amount of loans and advances made by the Borrower and its Subsidiaries pursuant to Section 9.05(iii), (v) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, (vi) the increase, if any, in long-term barter credits, as consistently maintained in the financial records of the Borrower and (vii) the amount of deposits made in connection with Other Hedging Agreements permitted under Section 9.05(xiii).

                  "Excess Cash Payment Date" shall mean the date occurring 90 days after the last day of each Fiscal Year (beginning with the Fiscal Year ended December 31, 1998).

                  "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding Fiscal Year of the Borrower.

                  "Existing Atrium Credit Agreement" shall have the meaning set forth in the recitals to this Agreement.

                  "Existing Credit Agreement" shall mean the Revolving Credit and Term Loan Agreement, dated as of July 3, 1995, as amended from time to time and as further amended by a Fourth Amendment to Revolving Credit and Term Loan Agreement dated as of September 30, 1996, by and among Fojtasek Companies, Inc., Vinyl Building Specialties of Connecticut, Inc., Bishop

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




Manufacturing Company, Inc., Bishop Manufacturing Company of New England, Inc., Bishop Manufacturing Co. of New York, Inc., the lending institutions named therein (the "Lenders") and The First National Bank of Boston, as Agent for the Lenders.

                  "Existing Debt Agreements" shall have the meaning provided in
Section 5.06.

                  "Existing Indebtedness" shall have the meaning provided in
Section 7.21.

                  "Facing Fee" shall have the meaning provided in Section
3.01(c).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Financial Advisory Agreement" shall mean that certain Financial Advisory Agreement dated as of November 27, 1996 among Holdings, the Borrower and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership in the form delivered to the Agent on or prior to the Restatement Date without giving effect to any modification that adversely effects the interests of the Banks (including, without limitation, with respect to costs and liabilities) without the consent of Required Banks.

                  "FIRREA" shall mean Financial Institution Reform, Recovery and Enforcement Act of 1989.

                  "Fiscal Year" shall mean any fiscal year of Holdings or the Borrower, as the case may be.

                  "GAAP" shall have the meaning provided in Section 13.07(a).

                  "Guaranteed Creditors" shall mean and include each of the Agent, the Collateral Agent, the Banks and each party (other than any Credit Party) party to an Interest Rate Protection Agreement or Other Hedging Agreement to the extent such party constitutes a Secured Creditor under the Security Documents.

                  "Guaranteed Obligations" shall mean all obligations of the Borrower (i) to each Bank for the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest on each Note issued by the Borrower to such Bank, and Loans made, under this Agreement and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit, together with all the other obligations and liabilities (including, without


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



limitation, indemnities, Fees and interest thereon) of the Borrower to such Bank now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance with all the terms, conditions and agreements contained in the Credit Documents by the Borrower and (ii) to each Bank and each Affiliate of a Bank which enters into an Interest Rate Protection and Other Hedging Agreements with the Borrower, the full and prompt payment when due (whether by acceleration or otherwise) of all obligations of the Borrower owing under any such Interest
Rate Protection and Other Hedging Agreements, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

                  "Guarantor" shall mean Holdings, FCI Holding and each Subsidiary Guarantor.

                  "Guaranty" shall mean and include each of the Holdings Guaranty, the FCI Guaranty and the Subsidiary Guaranty.

                  "Hazardous Materials" shall have the meaning provided in the Environmental Indemnity Agreement.

                  "HM Group" shall mean, collectively, (i) Hicks, Muse, Tate & Furst Incorporated and its Affiliates (including, without limitation, HMTF),
(ii) so long as Hicks, Muse, Tate & Furst Incorporated and its Affiliates possess sole voting right with respect to the capital stock held by each such individual, such individuals who are or were employees, officers, directors or partners of Hicks, Muse, Tate & Furst Incorporated or such Affiliate and the family members of such individuals or trusts created for the sole benefit of such family members and (iii) so long as Hicks, Muse, Tate & Furst Incorporated and its Affiliates possess sole voting right with respect to the capital stock held by each such Person, any Person not otherwise described by clause (i) and
(ii) above, provided that the aggregate number of shares held by all such Persons in accordance with this clause (iii) at any time shall not exceed 5.0% of the aggregate number of shares held by the Persons described in clause (i) and (ii) above at such time.

                  "HMTF" shall mean Hicks, Muse, Tate & Furst Equity Fund III, L.P., a Delaware limited partnership.

                  "Holdings" shall have the meaning provided in the preamble of this Agreement.

                  "Holdings Common Stock" shall mean the common stock of Holdings.

                  "Holdings Guaranty" shall mean the guaranty issued pursuant to
Section 14 herein.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi)


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



or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (to the extent of the value of the respective property), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee,
(v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement and Other Hedging Agreements or under any similar type of agreement.

                  "Initial Borrowing Date" shall mean the date on which the initial Borrowing of Revolving Loans hereunder occurred (i.e., the Closing
Date).

                  "Initial Public Offering" shall mean an underwritten public offering of common stock of Holdings pursuant to a registration statement filed with the Securities and Exchange Commission in accordance with the Securities Act, which public equity offering results in gross proceeds to Holdings of not less than $25,000,000; provided, however, that Holdings contributes to the capital of the Borrower the net cash proceeds from such underwritten public offering.

                  "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

                  "Issuing Bank" shall mean BTCo and any Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2. The sole Issuing Bank on the Initial Borrowing Date is BTCo.

                  "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

                  "Leaseholds" of any Person means all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit Fee" shall have the meaning provided in
Section 3.01(b).

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





                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning provided in
Section 2.02(a).

                  "Leverage Ratio" shall mean, at any date of determination, the ratio of Consolidated Indebtedness on such date to Consolidated EBITDA for the Test Period most recently ended (taken as one accounting period) and ending on such date.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each Term Loan and each Revolving Loan.

                  "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Management Agreements" shall have the meaning provided in
Section 5.05.

                  "Margin Stock" shall have the meaning provided in Regulation
U.

                  "Masterview California" shall mean Masterview of California, Inc., a California corporation and a direct Wholly-Owned Subsidiary of Atrium Arizona.

                  "Masterview Window" shall mean Masterview Window Company LLC, a Delaware limited liability company.

                  "Material Adverse Effect" shall mean a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, Holdings and its Subsidiaries taken as a whole or the Borrower and its Subsidiaries taken as a whole.

                  "Maturity Date" shall mean, with respect to any Tranche of Loans, the Term Loan Maturity Date or the Revolving Loan Maturity Date, as the case may be.

                  "Monitoring Agreement" shall mean that certain Monitoring and Oversight Agreement dated as of November 27, 1996, among Holdings, the Borrower and Hicks, Muse & Co. Partners, L.P., a Texas limited partnership in the form delivered to the Agent on or prior to the Initial


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




Borrowing Date without giving effect to any modification that adversely effects the interests of the Banks (including, without limitation, with respect to costs and liabilities) without the consent of Required Banks.

                  "Mortgage Policies" shall have the meaning provided in Section 5.11(b).

                  "Mortgaged Properties" shall have the meaning provided in
Section 5.11(a) and, after the execution and delivery of any Additional Mortgage, shall include the respective Additional Mortgaged Property.

                  "Mortgages" shall have the meaning provided in Section 5.11(a) and, after the execution and delivery thereof, shall include each Additional Mortgage.

                  "Net Sale Proceeds" shall mean for any sale of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from any sale of assets, net of reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses, associated therewith) and payments of unassumed liabilities relating to the assets sold at the time of, or within 30 days after, the date of such sale, the amount of such gross cash proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Banks pursuant to this Agreement) which is secured by the respective assets which were sold, and the estimated marginal increase in income taxes which will be payable by Holdings' consolidated group with respect to the fiscal year in which the sale occurs as a result of such sale; but excluding any portion of any such gross cash proceeds which Holdings determines in good faith should be reserved for post-closing adjustments (to the extent Holdings delivers to the Banks a certificate signed by its chief financial officer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined, (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by Holdings or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by Holdings and/or any of its Subsidiaries from such sale, lease, transfer or other disposition.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Note" shall mean each Term Note and each Revolving Note.

                  "Notice of Borrowing" shall have the meaning provided in
Section 1.03(a).

                  "Notice of Conversion" shall have the meaning provided in
Section 1.06.




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                  "Notice Office" shall mean the office of the Agent located at
130 Liberty Street, 30th Floor, New York, New York 10006, Attention: Mary Kay Coyle, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Options Repurchase" shall have the meaning provided in
Section 5.07(d).

                  "Options Repurchase Documents" shall mean the documents entered into or delivered in connection with the Options Repurchase.

                  "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in values.

                  "Participant" shall have the meaning provided in Section 2.03(a).

                  "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted Acquisition" shall have the meaning provided in
Section 9.02(xiii).

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the title insurance policy or title commitment delivered with respect thereto, all of which exceptions must be acceptable to the Agent in its reasonable discretion.

                  "Permitted Investors" shall mean the collective reference to Hicks, Muse, Tate & Furst Incorporated and its Affiliates.

                  "Permitted Liens" shall have the meaning provided in Section 9.01.

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                  "Person" shall mean any individual, partnership, limited
liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer or single-employer plan, as defined in Section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of), the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed or had an obligation to contribute to such plan.

                  "Pledge Agreement" shall have the meaning provided in Section 5.12.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

                  "Pledged Securities" shall mean "Pledged Securities" as defined in the Pledge Agreement.

                  "Preferred Stock Redemption" shall have the meaning provided in Section 5.06(e).

                  "Preferred Stock Redemption Documents" shall mean the documents entered into or delivered in connection with the Preferred Stock Redemption, including, without limitation, the certificate of designation.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall have the meaning provided in Section 7.05(d).

                  "Quarterly Payment Date" shall mean the fifteenth Business Day of each January, April, July and October occurring after the Initial Borrowing Date.

                  "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Recapitalization" shall mean, collectively, (i) the Equity Issuance, (ii) the Stock Redemption, (iii) the Options Repurchase, (iv) the Preferred Stock Redemption and (v) the issuance and sale of the Senior Subordinated Notes.

                  "Recapitalization Documents" shall mean the Stock Purchase Agreement, the Equity Issuance Documents, the Stock Redemption Documents, the Options Repurchase Documents, the Preferred Stock Redemption Documents and the Senior Subordinated Note Documents.

                  "Recovery Event" shall mean the receipt by Holdings or any of its Subsidiaries of any cash insurance proceeds or condemnation award payable
(i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

                  "Redeemable Preferred Stock" shall have the meaning provided in Section 5.06(e).

                  "Redeemed Options" shall mean the options held by the Selling Optionholders to purchase Holdings Common Stock and redeemed pursuant to Stock Purchase Agreement.

                  "Redeemed Shares" shall mean the shares of Holdings Common Stock redeemed pursuant to Stock Purchase Agreement.

                  "Refinancing" shall mean the termination of the commitments under the Existing Credit Agreement and the repayment of all loans and other obligations outstanding thereunder.

                  "Register" shall have the meaning provided in Section 13.17.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reinvestment Assets" shall mean any assets to be employed in the business of the Borrower and its Subsidiaries in compliance with this Agreement.

                  "Reinvestment Election" shall have the meaning provided in
Section 4.02(d).


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




                  "Reinvestment Notice" shall mean a written notice signed by an Authorized Officer of the Borrower stating that the Borrower, in good faith, intends and expects to use all or a specified portion of Net Sale Proceeds of asset sales to purchase, construct or otherwise acquire Reinvestment Assets.

                  "Reinvestment Prepayment Amount" shall mean, with respect to any Reinvestment Election, the amount, if any, on the Reinvestment Prepayment Date relating thereto by which (i) the Anticipated Reinvestment Amount in respect of such Reinvestment Election exceeds (ii) the aggregate amount thereof expended by the Borrower and its Subsidiaries to acquire Reinvestment Assets.

                  "Reinvestment Prepayment Date" shall mean, with respect to any Reinvestment Election, the earliest of (i) the date, if any, upon which the Agent, on behalf of the Required Banks, shall have delivered a written termination notice to the Borrower, provided that such notice may only be given while an Event of Default exists, (ii) the date occurring one year after such Reinvestment Election and (iii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, proceed with the purchase, construction or other acquisition of Reinvestment Assets with the related Anticipated Reinvestment Amount.

                  "Release" shall have the meaning provided in the Environmental Indemnity Agreement.

                  "Replaced Bank" shall have the meaning provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan other than those events as to which the 30-day notice period is waived under subsection .13, .14, .16, .18, .19 or .20 of PBGC Regulation Section 2615.

                  "Required Appraisal" shall have the meaning provided in
Section 8.10(d).

                  "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans (or, if prior to the Restatement Date, Term Loan Commitments) and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Adjusted Percentage of Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans (or, if prior to the Restatement Date, Term Loan Commitments) of Non-Defaulting Banks and the Adjusted Total Revolving Loan Commitment (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate Adjusted Percentages of all Non-Defaulting Banks of the total outstanding Letter of Credit Outstandings at such time).

                  "Restatement Date" shall have the meaning provided in the recitals to this Agreement.


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

                  "Returns" shall have the meaning provided in Section 7.09.

                  "Revolving Loan" shall have the meaning provided in Section 1.01(c).

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I attached hereto directly below the column entitled "Revolving Loan Commitment," as same may be
(x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 10 or
(y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

                  "Revolving Loan Maturity Date" shall mean March 31, 2004.

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "SBA Loan" shall mean the Indebtedness and all other obligations evidenced by that certain Note, dated June 9, 1993, in the original principal amount of $206,000, executed by Bishop Manufacturing Company of New England, Inc. and payable to the Massachusetts Certified Development Corp., as subsequently assigned to the U.S. Small Business Administration, and guaranteed by Fojtasek Companies, Inc., FCI Holding Corp., Vinyl Building Specialties of Connecticut, Inc. and Bishop Manufacturing Company, Inc.

                  "Scheduled Repayment" shall have the meaning provided in
Section 4.02(b)(i).

                  "Scheduled Repayment Date" shall have the meaning provided in
Section 4.02(b)(i).

                  "SEC" shall have the meaning provided in Section 8.01(g).

                  "Section 4.04(b)(iii) Certificate" shall have the meaning provided in Section 4.04(b)(iii).

                  "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Security Agreement" shall have the meaning provided in
Section 5.13.

                  "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

                  "Security Document" shall mean the Pledge Agreement, Security Agreement, the Mortgages and, after the execution and delivery thereof, each Additional Mortgage and each Additional Security Document, in each case as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof.

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




                  "Selling Optionholders" shall mean the "Option Holders" under, and as defined in, the Stock Purchase Agreement.

                  "Selling Shareholders" shall mean the "Stockholders" under, and as defined in, the Stock Purchase Agreement.

                  "Senior Subordinated Note Documents" shall mean and include each of the documents and other agreements entered into (including, without limitation, the Senior Subordinated Note Indenture) relating to the issuance by the Borrower of the Senior Subordinated Notes, as in effect on the Closing Date (to the extent thereof) and as the same may be entered into, modified, supplemented or amended from time to time pursuant to the terms hereof and thereof.

                  "Senior Subordinated Note Indenture" shall mean the Indenture entered into by and among the Borrower, each of the Subsidiary Guarantors and United States Trust Company of New York, as trustee thereunder, as in effect on the Initial Borrowing Date and as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

                  "Senior Subordinated Notes" shall mean the Borrower's 12.50% Senior Subordinated Notes due 2006, as in effect on the Closing Date and as the same may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms hereof and thereof.

                  "Shareholders' Agreements" shall have the meaning provided in
Section 5.06.

                  "Standby Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

                  "Stock Purchase Agreement" shall mean the Stock Purchase Agreement, dated as of November 7, 1996, by and among HMTF Acquisition Corp., Holdings and the holders of capital stock and options to purchase capital stock named therein, as in effect on the Initial Borrowing Date.

                  "Stock Redemption" shall have the meaning provided in Section 5.07(c).

                  "Stock Redemption Documents" shall mean the documents entered into or delivered in connection with the Stock Redemption.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries

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




of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

                  "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower (other than Masterview California) that is or becomes a party to the Subsidiary Guaranty.

                  "Subsidiary Guaranty" shall have the meaning provided in
Section 5.14.

                  "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%."

                  "Syndication Date" shall mean that date upon which the Agent determines in its sole discretion (and notifies the Borrower) that the primary syndication (and resultant addition of institutions as Banks pursuant to Section 13.04) has been completed.

                  "Syndication Period" shall have the meaning provided in
Section 1.01(a).

                  "Tax Sharing Agreement" shall have the meaning provided in
Section 5.05.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall have the meaning provided in Section
1.01(b).

                  "Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Term Loan Commitment," as the same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

                  "Term Loan Maturity Date" shall mean March 31, 2004.

                  "Term Note" shall have the meaning provided in Section
1.05(a).

                  "Test Period" shall mean, for any date of determination, the four consecutive fiscal quarters then last ended (taken as one accounting period).

                  "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Banks.


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




                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Term Loan Commitments" shall mean, at any time, the sum of the Term Loan Commitments of each of the Banks.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (i) the then Total Revolving Loan Commitment, minus (ii) the sum of the aggregate principal amount of Revolving Loans plus the then aggregate amount of Letter of Credit Outstandings.

                  "Trade Letter of Credit" shall have the meaning provided in
Section 2.01(a).

                  "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with their being two separate Tranches, i.e., Term Loans and Revolving Loans.

                  "Transaction" shall mean, collectively, the Recapitalization and the Refinancing.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the actuarial present value of the accumulated benefits under the Plan as of the close of its most recent plan year, determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan, exceeds the fair market value of the assets allocable thereto, determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided for in
Section 2.04(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Adjusted Percentage of the Letter of Credit Outstandings in respect of Letters of Credit issued under this Agreement.

                  "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the total of the product obtained by multiplying (A) the amount of each

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




then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (B) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  SECTION 12.  THE AGENT.

                  12.01 Appointment. The Banks hereby designate Bankers Trust Company as Agent (for purposes of this Section 12, the term "Agent" shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Revolving Note by the acceptance of such Revolving Note shall be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

                  12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent nor any of its respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Revolving Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

                  12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of Holdings and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit worthiness of Holdings and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to pro vide any Bank or the holder of any Note with any credit or other information with respect thereto,

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


whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforce ability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of Holdings and its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of Holdings and its Subsidiaries or the existence or possible existence of any Default or Event of Default.

                  12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks.

                  12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent (which may be counsel for the Credit Parties).

                  12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower, the Banks will reimburse and indemnify the Agent, in proportion to their respective "percentages" as used in determining the Required Banks, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its respective duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct.

                  12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Credit Party or any Affiliate of any Credit Party as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

                  12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

                  12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Borrower and the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

                  (b) Upon any such notice of resignation, the Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably accept able to the Borrower.

                  (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent, with the consent of the Borrower, shall then appoint a commercial bank or trust company with capital and surplus of not less than $500,000,000 as successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Banks appoint a successor Agent as provided above.

                  (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Banks appoint a successor Agent as provided above.

                  SECTION 13.  MISCELLANEOUS.

                  13.01 Payment of Expenses, etc. (a) The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of Winston & Strawn and local counsel) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to here in and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and,

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


following and during the continuation of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, following and during the continuation of an Event of Default, for each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (A) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction and the Acquisition) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (B) the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property (excluding Environmental Laws which are governed by the Environmental Indemnity Agreement) owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  (b) Notwithstanding anything to the contrary contained in this Agreement, the indemnification provided for in this Section 13.01 shall not apply to Environmental Claims, Hazardous Materials or Releases, all of which shall be governed exclusively by the Environmental Indemnity Agreement.

                  13.02 Right of Setoff; Collateral Matters. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to Holdings or the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and

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agencies of such Bank wherever located) to or for the credit or the account of
Holdings, the Borrower or any other Credit Party against and on account of the Obligations and liabilities of Holdings, the Borrower or such Credit Party to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to Holdings, at Holdings' address specified opposite its signature below; if to FCI Holding, at FCI Holding's address specified opposite its signature below; if to the Borrower, at the Borrower's address specified opposite its signature below; if to any Bank, at its address specified opposite its name on Schedule II attached hereto; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

                  13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, that the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks; and provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder; and provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default in crease in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any

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participant if the participant's participation therein is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (i) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Term Loans (or, if prior to the Restatement Date, Term Loan Commitment) to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more investment funds under common management with such Bank or to one or more Banks or (ii) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitments (and related outstanding Obligations hereunder) and outstanding principal amount of Term Loans (of, if prior to the Restatement Date, Term Loan Commitment) hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement; provided, however, that, (A) at such time
Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (B) new Notes will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Notes to be in conformity with the requirements of Section
1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Term Loans), (C) the consent of BTCo shall be required in connection with any such assignment (which consent shall not be unreasonably withheld), (D) so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower shall be required in connection with such assignment (which consent shall not be unreasonably withheld or delayed), and (E) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500; and provided further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to
Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower in the case of a Bank described in clause (ii) or (iv) of Section 4.04(b), the forms described in such clause (ii) or (iv), as the case may be. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11 or 4.04 from those being charged by the respective assigning Bank prior to such assignment,

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then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent or any Bank or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent or any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.


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                  (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

                  13.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided, however, that, except as otherwise specifically provided herein, all computations determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements delivered to the Banks pursuant to Section 7.05(a) (with the foregoing generally accepted accounting principles, subject to the preceding proviso, referred to herein as "GAAP").

                  (b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

                  13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (A) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF HOLDINGS AND THE BORROWER HERE BY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH SUCH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT UNDER THIS AGREEMENT. EACH OF HOLDINGS AND THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF

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PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING
BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO ANY CREDIT PARTY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT UNDER THIS AGREEMENT, ANY BANK OR THE HOLDER OF ANY REVOLVING NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY CREDIT PARTY IN ANY OTHER JURISDICTION.

                  (b) EACH OF HOLDINGS AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                  13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

                  13.10    Intentionally Omitted.

                  13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting
Bank) (with Obligations



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being directly affected thereby in the case of the following clause (i)), (i)
extend the final scheduled maturity of any Loan or any Note, or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Term Loan Commitments and Revolving Loan Commitments (and related extensions of credit) are included on the Restatement Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo and any other Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit issued by it,
(w) without the consent the Agent, amend, modify or waive any pro vision of
Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of the Agent, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reductions), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(b)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or
(z) without the consent of the Supermajority Banks of the respective Tranche, amend the definition of Supermajority Banks or amend, modify or waive any Scheduled Repayment.

                  (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clause
(A) or (B) below, to either (A) replace each such non-consenting Bank or Banks (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only


                                      103
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the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans (or, at the option of the Borrower if the respective Bank's consent is required with respect to less than all Tranches of Loans (or related Commitments), to terminate and repay only the respective Tranche or Tranches of Commitments and/or Loans of the respective non-consenting Bank which gave rise to the need to obtain such Bank's individual consent), in accordance with Sections 3.02(b) and/or 4.01(v), provided that, unless the Commitments terminated and Loans repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

                  13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.05, 4.04, 13.01 and 13.06 shall, subject to Section 13.15 (to the extent applicable), survive the execution, delivery and termination of this Agreement and the Notes, and any Letters of Credit, and the making and repayment of the Loans (it being understood and agreed that all such indemnities shall also survive as to any Bank that has assigned all of its obligations hereunder pursuant to Section 13.04(b) with respect to the period of time in which such Bank was a "Bank" hereunder).

                  13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.05 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  13.15 Limitation on Additional Amounts; etc. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.05 or 4.04 of this Agreement, unless a Bank gives notice to the Borrower that it is obligated to pay an amount under the respective such Section within six (6) months after the later of (i) the date the Bank incurs the respective increased costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital or (ii) the date such Bank has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, reductions in amounts received or receivable or reduction in return on capital, then such Bank shall only be entitled to be compensated for such amount by the Borrower


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pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs six (6) months prior to such Bank giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.05 or 4.04, as the case may be. This
Section 13.15 shall have no applicability to any Section of this Agreement other than said Sections 1.10, 1.11, 2.05 and 4.04.

                  13.16 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 13.16, each Bank agrees that it will use its best efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Credit Party to the Banks in writing as confidential, provided that any Bank may disclose any such information (A) as has become generally available to the public, (B) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (C) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (D) in order to comply with any law, order, regulation or ruling applicable to such Bank, (E) to the Agent or the Collateral Agent and (F) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Bank, provided, that such prospective transferee executes an agreement with such Bank containing provisions substantially the same as to those contained in this Section.

                  (b) Each of Holdings, FCI Holding and the Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank).

                  13.17 Registry. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.17, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any

Commitment and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.17.

                  SECTION 14.  HOLDINGS GUARANTY.

                  14.01 The Holdings Guaranty. In order to induce the Banks to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by Holdings from the proceeds of the Loans and the issuance of the Letters of Credit and to induce the Banks or any of their respective Affiliates to enter into Interest Rate Protection and Other Hedging Agreements, Holdings hereby agrees with the Banks as follows: Holdings hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors. If any or all of the Guaranteed Obligations of the Borrower to the Secured Creditors becomes due and payable hereunder, Holdings unconditionally promises to pay such indebtedness to the Secured Creditors, on order, or demand, together with any and all reasonable expenses which may be incurred by the Agent or the Secured Creditors in collecting any of the Guaranteed Obligations.

                  14.02 Bankruptcy. Additionally, Holdings unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Borrower to the Secured Creditors whether or not then due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in Section 10.05, and unconditionally and irrevocably promises to pay such Guaranteed Obligations to the Secured Creditors, on order, or demand, in lawful money of the United States of America.

                  14.03 Nature of Liability. The liability of Holdings hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of the Borrower whether executed by Holdings, any other Guarantor or by any other party, and the liability of Holdings hereunder shall not be affected or impaired by (i) any direction as to application of payment by the Borrower or by any other party, or (ii) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of the Borrower, or (iii) any payment on or in reduction of any such other guaranty or undertaking, or (iv) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (v) any payment made to the Agent or the Secured Creditors on the indebtedness which the Agent or such Secured Creditors repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and Holdings waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

                  14.04 Independent Obligation. The obligations of Holdings hereunder are independent of the obligations of any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Borrower and whether or not any other guarantor or the Borrower be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to Holdings.

                  14.05 Authorization. Holdings authorizes the Agent and the Secured Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

                  (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Holdings Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

                  (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

                  (c) exercise or refrain from exercising any rights against the Borrower or others or otherwise act or refrain from acting;

                  (d) release or substitute any one or more endorsers, guarantors, the Borrower or other obligors;

                  (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Banks;

                  (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Creditors regardless of what liability or liabilities of Holdings or the Borrower remain unpaid;


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




                  (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

                  (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of Holdings from its liabilities under this Section 14.

                  14.06 Reliance. It is not necessary for the Agent or the Secured Creditors to inquire into the capacity or powers of the Borrower or its Subsidiaries or the officers, directors, partners or agents acting or purporting to act on its behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

                  14.07 Subordination. Any of the indebtedness of the Borrower relating to the Guaranteed Obligations now or hereafter owing to Holdings is hereby subordinated to the Guaranteed Obligations of the Borrower owing to the Agent and the Secured Creditors; and if the Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings shall be collected, enforced and received by Holdings for the benefit of the Secured Creditors and be paid over to the Agent on behalf of the Secured Creditors on account of the Guaranteed Obligations of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of Holdings under the other provisions of this Holdings Guaranty. Prior to the transfer by Holdings of any Revolving Note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of the Borrower to Holdings, Holdings shall mark such Revolving Note or negotiable instrument with a legend that the same is subject to this subordination. The provisions of this Section 14.07 (and any claims of Holdings as described above) are subject to the provisions of Section 14.08(c).

                  14.08 Waiver. (a) Holdings waives any right (except as shall be required by applicable statute and cannot be waived) to require the Agent or the Secured Creditors to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party or (iii) pursue any other remedy in the Agent's or the Secured Creditors' power whatsoever. Holdings waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Agent and the Secured Creditors may, at their election, foreclose on any security held by the Agent, the Collateral Agent or the Secured Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Agent and the Secured Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of Holdings hereunder except to the extent the Guaranteed Obligations have been paid. Holdings waives any defense arising out of any such election by the Agent and the Secured Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Holdings against any Borrower or any other party or any security.

                  (b) Holdings waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Holdings Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. Holdings assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which Holdings assumes and incurs hereunder, and agrees that the Agent and the Secured Creditors shall have no duty to advise Holdings of information known to them regarding such circumstances or risks.

                  (c) Holdings understands that to the extent the Guaranteed Obligations are secured by Real Property, Holdings shall be liable for the full amount of the liability hereunder notwithstanding foreclosure on any such Real Property by trustee sale or any other reason impairing Holdings' or any secured creditors' right to proceed against the Borrower.

                  14.09 Nature of Liability. It is the desire and intent of Holdings and the Secured Creditors that this Holdings Guaranty shall be enforced against Holdings to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of Holdings under this Holdings Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations of Holdings shall be deemed to be reduced and Holdings shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.


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




                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

1341 West Mockingbird Lane                 ATRIUM CORPORATION
Suite 1200W
Dallas, TX 75247
Attn: Randall S. Fojtasek and              By: /s/ Randall S. Fojtasek
      Jeff L. Hull                             --------------------------------
Telephone: (214) 634-0836                  Name: Randall S. Fojtasek
Telecopy: (214) 631-4231                         ------------------------------
                                           Title: President and Chief Executive
                                                  -----------------------------
                                           Officer
                                           ------------------------------------

with a copy to:

Hicks, Muse, Tate & Furst
 Incorporated
200 Crescent Court
Suite 1600
Dallas, TX  75201
Attn:    Thomas O. Hicks,
         John R. Muse,
         Jack D. Furst and
         Lawrence D. Stuart, Jr.
Telephone: (214) 740-7300
Telecopy:  (214) 740-7313

                 and

Hicks, Muse, Tate & Furst
 Incorporated
1325 Avenue of the Americas
25th Floor
New York, New York  10019
Attn:  Mr Charles W. Tate
Telephone: (212) 424-1400
Telecopy:  (212) 424-1450

1341 West Mockingbird Lane          ATRIUM COMPANIES, INC.
Suite 1200W
Dallas, TX 75247                    By:/s/ Randall S. Fojtasek
Attn: Randall S. Fojtasek and          -----------------------------------------
      Jeff L. Hull                  Name:Randall S. Fojtasek
Telephone: (214) 634-0836                ---------------------------------------
Telecopy: (214) 631-4231            Title: President and Chief Executive Officer
with a copy to:                            -------------------------------------

Hicks, Muse, Tate & Furst
 Incorporated
200 Crescent Court
Suite 1600
Dallas, TX  75201
Attn:    Thomas O. Hicks,
         John R. Muse,
         Jack D. Furst and
         Lawrence D. Stuart, Jr.
Telephone: (214) 740-7300
Telecopy:  (214) 740-7313

                and

Hicks, Muse, Tate & Furst
 Incorporated
1325 Avenue of the Americas
25th Floor
New York, New York  10019
Attn:  Mr Charles W. Tate
Telephone: (212) 424-1400
Telecopy:  (212) 424-1450

                                           BANKERS TRUST COMPANY,
                                            individually and as Agent


                                           By:  /s/  DAVID J. BELL
                                              ----------------------------------
                                           Name:     David J. Bell
                                                --------------------------------
                                           Title:    Vice President
                                                 -------------------------------

                                                                      SCHEDULE I




                                   COMMITMENTS





                                       Revolving                  Term Loan
Bank                                   Loan Commitment            Commitment
----                                   ---------------            -----------

Bankers Trust Company                  $20,000,000                $17,500,000

                                       -----------                ----------

            Total                      $20,000,000                $17,500,000




                                   Schedule I

                                                                     SCHEDULE II



                                  BANK ADDRESSES



Bankers Trust Company             130 Liberty Street
                                  New York, New York  10006
                                  30th Floor
                                  Telephone No.:  (212) 250-7671
                                  Telecopier No.: (212) 250-7218
                                  Attention: Mary Kay Coyle









                                   SCHEDULE II